UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2004

                                UNIT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-9260                 73-1283193
 (State of Incorporation)       (Commission File           (IRS Employer
                                     Number)            Identification No.)

                             1000 Kensington Tower,
                                7130 South Lewis,
                              Tulsa, Oklahoma 74136
               (Address Of Principal Executive Offices) (Zip Code)


                                 (918) 493-7700
              (Registrant's telephone number, including area code)

                                (Not Applicable)
          (Former Name Or Former Address, If Changed Since Last Report)



     The undersigned hereby amends its Form 8-K filed February 2, 2004 to include the historical financial statements of PetroCorp Incorporated and the related pro forma financial information.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements of Business Acquired

           Set forth below are the financial statements appearing in this report:

                                                                   Page in
           PetroCorp Incorporated                                This Report
           ------------------------------------------            -----------
                Report of Independent Accountants. . . . . . . . . . .F-1
                Consolidated Balance Sheets of PetroCorp
                  Incorporated as of December 31, 2002 and
                  December 31, 2001. . . . . . . . . . . . . . . . . .F-2
                Consolidated Statements of Operations of
                  PetroCorp Incorporated for the Years Ended
                  December 31, 2002, 2001 and 2000 . . . . . . . . . .F-3
                Consolidated Statements of Shareholder's Equity
                  of PetroCorp Incorporated for the Years
                  Ended December 31, 2002, 2001 and 2000 . . . . . . .F-4
                Consolidated Statements of Cash Flows of
                  PetroCorp Incorporated for the Years Ended
                  December 31, 2002, 2001 and 2000 . . . . . . . . . .F-5
                Notes to Consolidated Financial Statements
                  of PetroCorp Incorporated. . . . . . . . . . . . . .F-7
                  Condensed Consolidated Balance Sheets of
                PetroCorp Incorporated as of September 30, 2003
                  and December 31, 2002. . . . . . . . . . . . . . . .F-32
                Condensed Consolidated Statements of Operations
                  of PetroCorp Incorporated for the Three and
                  Nine Months Ended September 30, 2003 and 2002. . . .F-33
                Condensed Consolidated Statements of Cash Flows
                  of PetroCorp Incorporated for the Nine Months
                  Ended September 30, 2003 and 2002. . . . . . . . . .F-35
                Notes to Condensed Consolidated Financial
                  Statements of PetroCorp Incorporated . . . . . . . .F-36

      (b)  Pro Forma Financial Information

           Set forth below is the pro forma financial information appearing in this report:

                Unaudited Pro Forma Consolidated Condensed
                  Balance Sheet as of September 30, 2003 . . . . . . .P-1
                Unaudited Pro Forma Consolidated Condensed
                  Statement of Income for the Year Ended
                  December 31, 2002. . . . . . . . . . . . . . . . . .P-3
                Unaudited Pro Forma Consolidated Condensed
                  Statement of Income for the Nine
                  Months Ended September 30, 2003. . . . . . . . . . .P-4
                Notes to Unaudited Pro Forma Consolidated
                  Condensed Financial Statements . . . . . . . . . . .P-5
                Signatures . . . . . . . . . . . . . . . . . . . . . .P-8


      (c)     Exhibits

              23.1  Consent of Independent Accountants.

Item 7. Financial Statements and Exhibits.

      (a)  Financial Statements of Business Acquired.


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of PetroCorp Incorporated

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of PetroCorp Incorporated and its subsidiaries (the "Company") at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



                                      PRICEWATERHOUSECOOPERS LLP

Tulsa, Oklahoma
March 15, 2003

                            PETROCORP INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                          December 31, 2002 and 2001
                     (in thousands, except share amounts)

                                                                2002      2001
                                                             --------  --------
                             ASSETS
Current assets:
    Cash and cash equivalents............................... $  3,087  $  1,265
    Accounts receivable, net................................   11,537    13,267
    Assets of discontinued operations.......................   72,300        --
    Other current assets....................................    1,107     1,411
                                                             --------  --------
        Total current assets................................   88,031    15,943
                                                             --------  --------
Property, plant and equipment:
    Oil and gas properties, at cost, full cost method,
      net of accumulated depreciation, depletion,
      amortization and impairment...........................   48,761   126,925
    Other, net..............................................       --     1,527
                                                             --------  --------
                                                               48,761   128,452
                                                             --------  --------
Deferred income taxes.......................................   22,066    18,261
Other assets, net...........................................    2,723     2,699
                                                             --------  --------
            Total assets.................................... $161,581  $165,355
                                                             ========  ========

              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable........................................ $  7,367  $  6,708
    Accrued liabilities.....................................    2,758     3,877
    Liabilities of discontinued operations..................   22,111        --
    Current portion of long-term debt.......................       --     1,327
                                                             --------  --------
        Total current liabilities...........................   32,236    11,912
                                                             --------  --------
Long-term debt..............................................   28,750    47,620
                                                             --------  --------
Deferred income taxes.......................................       --    13,908
                                                             --------  --------
Commitments and contingencies (Note 13) Shareholders' equity:
    Preferred stock, $0.01 par value, 1,000,000
      shares authorized, none issued........................       --        --
    Common stock, $0.01 par value, 25,000,000
      shares authorized, (12,645,309 shares and
      12,556,109 shares outstanding at December 31,
      2002 and 2001, respectively)..........................      130       128
    Additional paid-in capital..............................  111,905   111,114
    Accumulated deficit.....................................     (982)   (9,666)
    Accumulated other comprehensive loss....................   (7,746)   (7,311)
    Treasury stock, at cost (305,907 and 264,607
      shares respectively)..................................   (2,712)   (2,350)
                                                             --------  --------
        Total shareholders' equity..........................  100,595    91,915
                                                             --------  --------
            Total liabilities and shareholders' equity...... $161,581  $165,355
                                                             ========  ========

  The accompanying notes are an integral part of these financial statements.

                            PETROCORP INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 Years Ended December 31, 2002, 2001 and 2000
                     (in thousands, except share amounts)
                                                      2002     2001     2000
                                                     -------  -------  -------
Revenues:
    Oil and gas..................................... $27,363  $24,970  $23,481
    Other...........................................     312      199      107
                                                     -------  -------  -------
                                                      27,675   25,169   23,588
                                                     -------  -------  -------
Expenses:
    Production costs................................  10,451    8,704    5,813
    Depreciation, depletion and amortization........   8,002    9,616    5,178
    Oil and gas property valuation adjustment.......      --   15,400       --
    General and administrative......................   1,838      933      428
    Restructuring costs.............................      --       --     (425)
    Other operating expenses........................      98      169      243
                                                     -------  -------  -------
                                                      20,389   34,822   11,237
                                                     -------  -------  -------
Income (loss) from operations.......................   7,286   (9,653)  12,351
                                                     -------  -------  -------
Other income (expenses):
    Investment income...............................      70       65      251
    Interest expense................................  (1,566)  (1,237)  (2,895)
    Other income (expenses).........................     565      921     (257)
                                                     -------  -------  -------
                                                        (931)    (251)  (2,901)
                                                     -------  -------  -------
Income (loss) from continuing operations before
  income taxes......................................   6,355   (9,904)   9,450
                                                     -------  -------  -------
Income tax provision (benefit):
    Current.........................................     (13)     157       --
    Deferred........................................   2,133   (4,769)   3,662
                                                     -------  -------  -------
                                                       2,120   (4,612)   3,662
                                                     -------  -------  -------
Income (loss) from continuing operations............   4,235   (5,292)   5,788
Income from discontinued Canadian operations (net of
  applicable taxes of $3,514, $4,332, and $6,304)...   4,449    7,338    7,030
                                                     -------  -------  -------
Net income.......................................... $ 8,684  $ 2,046  $12,818
                                                     =======  =======  =======
Net income (loss) per common share--basic:
    Income (loss) from continuing operations........ $  0.34  $ (0.48) $  0.66
    Income from discontinued operations.............    0.35     0.67     0.81
                                                     -------  -------  -------
    Net income...................................... $  0.69  $  0.19  $  1.47
                                                     =======  =======  =======
Net income (loss) per common share--diluted:
    Income (loss) from continuing operations........ $  0.34  $ (0.48) $  0.66
    Income from discontinued operations.............    0.35     0.66     0.80
                                                     -------  -------  -------
    Net income...................................... $  0.69  $  0.18  $  1.46
                                                     =======  =======  =======
Weighted average number of common shares--basic.....  12,584   10,975    8,692
                                                     =======  =======  =======
Weighted average number of common shares--diluted...  12,676   11,119    8,786
                                                     =======  =======  =======

  The accompanying notes are an integral part of these financial statements.

                             PETROCORP INCORPORATED
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                    (in thousands)

                                                      Accumu-
                                                      lated
                                   Addi-              other
                   Common Stock   tional    Accumu-   Compre-
                   -------------  Paid-In   lated     hensive Treasury
                   Shares Amount  Capital   Deficit    Loss    Stock     Total
                   ------ ------ --------- --------- -------- -------- --------
Balance, December
  31, 1999........  8,683     87    71,380   (24,530)  (4,574)      -- $ 42,363
    Net income....     --     --        --    12,818       --       --   12,818
    Exercise of
      stock options
      and stock
      compensation
      expense.....     21     --       234        --       --       --      234
    Other comprehen-
      sive loss...     --     --        --        --   (1,138)      --   (1,138)
                   ------ ------  --------  --------  -------  ------- --------
Balance, December
  31, 2000........  8,704     87    71,614   (11,712)  (5,712)      --   54,277
    Net income....     --     --        --     2,046       --       --    2,046
    Shares issued--
      merger......  4,000     40    38,578        --       --       --   38,618
    Exercise of
      stock options
      and stock
      compensation
      expense.....    117      1       922        --       --       --      923
    Other comprehen-
      sive loss...     --     --        --        --   (1,599)      --   (1,599)
    Treasury stock   (265)                                      (2,350)  (2,350)
                   ------ ------  --------  --------  -------  -------  --------
Balance, December
  31, 2001........ 12,556    128   111,114    (9,666)  (7,311)  (2,350)  91,915
    Net income....     --     --        --     8,684       --       --    8,684
    Exercise of
      stock options
      and stock
      compensation
      expense.....    130      2       791        --       --       --      793
    Other comprehen-
      sive loss...     --     --        --        --     (435)      --     (435)
    Treasury stock    (41)    --        --        --       --     (362)    (362)
                   ------ ------  --------  --------  -------  -------  --------
Balance, December
  31, 2002........ 12,645   $130  $111,905  $   (982) $(7,746) $(2,712) $100,595
                   ====== ======  ========  ========  =======  =======  ========














  The accompanying notes are an integral part of these financial statements.

                             PETROCORP INCORPORATED
                CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended
                        December 31, 2002, 2001 and 2000
                                 (in thousands)

                                                     2002      2001      2000
                                                   --------  --------  --------
Cash flows from operating activities:
    Net income (loss)..............................$  8,684  $  2,046  $ 12,818
    Adjustments to reconcile net income (loss)
      to net cash provided by operating activities:
        Depreciation, depletion and amortization...   8,002     9,616     5,178
        Deferred income tax expense (benefit)......   2,133    (4,769)    3,662
        Oil and gas property valuation adjustment..      --    15,400        --
        Other......................................    (284)      142       492
    Changes in operating assets and liabilities:
        Accounts receivable........................  (3,473)    4,157    (6,246)
        Other current assets.......................    (378)      372      (429)
        Accounts payable...........................   3,669    (3,180)    2,631
        Accrued liabilities........................    (421)     (444)   (1,546)
        Net change provided by discontinued
          operations...............................   6,158   (10,237)   16,631
                                                    --------  --------  --------
            Net cash provided by operating
              activities...........................  24,090    13,103    33,191
                                                    --------  --------  --------
Cash flows from investing activities:
    Proceeds from sale of oil and gas properties...  11,359        --       210
    Additions to oil and gas properties............  (8,306)  (11,632)   (1,757)
    Purchase of Southern Mineral Corporation,
      net of cash acquired.........................      --   (20,989)       --
    Additions to other assets......................      --        --       (16)
    Net investing activities of discontinued
      operations...................................  (5,534)   (5,905)   (5,630)
                                                    --------  --------  --------
            Net cash used in investing activities..  (2,481)  (38,526)   (7,193)
                                                    --------  --------  --------
Cash flows from financing activities:
    Proceeds from long-term debt...................   1,800    90,967    29,500
    Repayment of long-term debt.................... (12,800)  (91,000)  (45,650)
    Purchase of treasury shares....................    (362)   (2,350)       --
    Other..........................................     565       401       (83)
    Net financing activities of discontinued
      operations...................................  (8,934)    5,523      (593)
                                                    --------  --------  --------
            Net cash provided by (used in)
              financing activities................. (19,731)    3,541   (16,826)
                                                    --------  --------  --------
Effect of exchange rate changes on cash............     (56)    1,201      (125)
                                                    --------  --------  --------
Net increase (decrease) in cash and cash
  equivalents......................................   1,822   (20,681)    9,047
Cash and cash equivalents at beginning of year.....   1,265    21,946    12,899
                                                    --------  --------  --------
Cash and cash equivalents at end of year........... $ 3,087   $ 1,265   $21,946
                                                    ========  ========  ========











   The accompanying notes are an integral part of these financial statements.

                             PETROCORP INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 2002, 2001 and 2000
                                (in thousands)

Supplemental disclosures:

                                       2002    2001    2000
                                      ------  ------  ------

Interest paid......................   $1,696  $1,131  $2,917
                                      ======  ======  ======
Income taxes paid..................   $   --  $  210  $   --
                                      ======  ======  ======

     In 2002, 2001 and 2000, the Company issued $324, $311 and $525 of additional notes, respectively, as provided under the provisions of the agreements to finance the company's portion of plant capital additions in Canada.










































     The accompanying notes are an integral part of these financial statements.

                             PETROCORP INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2002, 2001 and 2000

1. SUMMARY OF ACCOUNTING POLICIES
----------------------------------
  General

     PetroCorp Incorporated, a Texas corporation, is engaged in the acquisition, exploration, development, and the production and sale of crude oil and natural gas in North America. The terms "PetroCorp" and "Company" refer to PetroCorp Incorporated and its subsidiaries. PetroCorp operates in Canada through its wholly-owned Canadian subsidiaries PCC Energy Inc. (PCC Inc.) and PCC Energy Corp. See Note 2. In the United States, PetroCorp conducts business in its own name.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of PetroCorp Incorporated. All balance sheet accounts as of December 31, 2002 and statement of operations and cash flows for 2002, 2001 and 2000 for PetroCorp's wholly-owned Canadian subsidiaries are reflected as discontinued operations and all information in the accompanying notes, except for Notes 2, 10 and 14, relate only to the continuing operations. All significant intercompany accounts and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results may differ from such estimates. In addition, the oil and gas reserve data and the deferred tax asset include significant estimates which, in the near term, could materially differ from the amounts ultimately realized.

  Property, Plant and Equipment

     The Company follows the full cost method of accounting for oil and gas properties whereby all productive and nonproductive exploration and development costs incurred for the purpose of finding oil and gas reserves are capitalized. Such capitalized costs include lease acquisition, geological and geophysical work, delay rentals, drilling, completing and equipping oil and gas wells. No gains or losses are recognized upon the sale or other disposition of oil and gas properties, except in unusually significant transactions.

     The costs of the Company's oil and gas properties, including estimated future development and dismantlement costs, are depreciated on a country-by-country basis using a composite unit-of-production rate. An additional valuation adjustment is made on a country-by-country basis if net capitalized costs of the Company's oil and gas properties exceed the ceiling, which is calculated on a quarterly basis as the sum of (1) the present value (10%) of future net revenues from estimated production of proved oil and gas reserves plus (2) the lower of cost or estimated fair value of the unproved properties, less (3) the related income tax effects. In the year ended December 31, 2001, there was a valuation adjustment for the U.S. properties of $15,400,000. There was no valuation adjustment for the years ended December 31, 2002 or 2000.

     Other property and equipment are depreciated by the straight-line method at rates based on the estimated useful lives of the assets ranging from five to ten years.

                            PETROCORP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                       December 31, 2002, 2001 and 2000

  Revenue Recognition

     Revenues from the sale of oil and gas produced are recognized upon the passage of title, net of royalties and net profits royalty interests. In 2001, the company changed its accounting for transportation and gathering costs to include those charges in other revenues and other operating expenses.

     Revenues from natural gas production are recorded using the sales method, net of royalties and net profits interests, which may result in more or less than the Company's share of pro-rata production from certain wells. The Company estimates its gas balancing position to be approximately $642,000 (401,000 Mcf) on underproduced properties and approximately $787,000 (492,000 Mcf) on overproduced properties. When sales volumes exceed the Company's entitled share and the overproduced balance exceeds the Company's share of the remaining estimated proved natural gas reserves for a given property, the Company records a liability. At December 31, 2002 and 2001, the Company included $212,000 (141,000 Mcf) and $171,000 (120,000 Mcf) respectively, in accrued liabilities with respect to overproduced imbalances. All overproduced and underproduced imbalance situations are in the Unites States. The Company's policy is to expense the pro-rata share of lease operating costs from all wells as incurred. Such expenses relating to the balancing position on wells in which the Company has imbalances are not significant.

     Other revenues include fees associated with the Company's U.S. gathering system.

  Accounts Receivable

     Accounts receivable relate primarily to sales of oil and gas and amounts due from joint-interest partners for expenditures made by the Company on behalf of such partners. The Company reviews the financial condition of potential purchasers and partners prior to signing sales or joint-interest agreements. At December 31, 2002 and 2001, the Company's allowance for doubtful accounts receivable was not significant.

  Income Taxes

          The Company utilizes the asset and liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Foreign Currency Translation

          The "functional currency" for translating the Company's Canadian accounts is the Canadian dollar. Assets and liabilities are translated into the reporting currency at the rate of exchange in effect at the balance sheet date while revenues, expenses, gains and losses are translated at the average exchange rate for the period. The resulting translation adjustments are accumulated in the other comprehensive loss component of shareholders' equity. Foreign currency transaction gains and losses are recognized currently. For the year ended December 31, 2002, the Company recognized a foreign currency transaction gain of $389,000. For the years ended December 31, 2001 and 2000, the Company recognized a foreign currency transaction gain of $916,000 and a loss of $98,000, respectively. (See Note 2.)

                            PETROCORP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                       December 31, 2002, 2001 and 2000

  Cash Equivalents

     For purposes of the consolidated statement of cash flows and the balance sheet, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are not insured above FDIC limits, which subjects the Company to credit risk.

  Hedging Activities

     To reduce the impact of fluctuations in the market prices of oil and natural gas, the Company periodically utilizes hedging strategies such as futures transactions or swaps to hedge the price of a portion of its future oil and natural gas production. Results of these hedging transactions are reflected in oil and gas sales in the month of hedged production. In 2002 and 2001, the impact of hedging transactions was a net increase in revenues of $423,000 and $187,000, respectively. In 2000, the impact of hedging transactions was a net reduction of revenues by $1,097,000. (See Note 7.)

  Accounting for Stock Based Compensation

     At December 31, 2002, the Company has a stock-based compensation plan, which is more fully described in Note 9. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No compensation costs are reflected for stock-based compensation to individuals who are "employees". Costs are recorded for stock-based compensation to individuals who are not "employees". The fair value of the options granted during 2002, 2001 and 2000 were $838,000, $751,000 and $432,000, respectively, on the dates of grants using the Black-Scholes option-pricing model with the following assumptions:

                                             2002       2001       2000
                                          ---------  ---------  ---------

     Weighted average life, in years....      10         10         10
     Risk-Free interest rate............  5.3%-5.9%  5.1%-5.2%  6.0%-6.5%
     Expected Volatility................      36%        40%        41%
     Expected Dividend Rate.............     None       None       None

     The following table illustrates the effect on net income and earnings per shares if the Company had applied the fair value recognition provision of FASB Statement No 123, "Accounting for Stock-Based Compensation," (in thousands, except per share amounts):

                                                        Year Ended December 31,
                                                       -------------------------
                                                         2002     2001     2000
                                                       -------  -------  -------
Net income, as reported............................... $ 8,684  $ 2,046  $12,818
Deduct: Total stock-based employee compensation
  expense determined under fair value based method
  for all awards, net of related tax effects..........     666      383      330
                                                       -------  -------  -------
Pro forma net income.................................. $ 8,018  $ 1,663  $12,488
                                                       =======  =======  =======
Earnings per share: Basic--as reported................ $  0.69  $  0.19  $  1.47
Basic--pro forma...................................... $  0.64  $  0.15  $  1.44
Diluted--as reported.................................. $  0.69  $  0.18  $  1.46
Diluted--pro forma.................................... $  0.63  $  0.15  $  1.42

                            PETROCORP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                       December 31, 2002, 2001 and 2000

  Reclassification

     Certain prior year balances have been reclassified to conform with the current year financial statement presentation.

  Other

     In June 2001, the Financial Accounting Standards Board ("FASB") issued FAS No. 142, Goodwill and Other Intangible Assets, and in August 2001, FAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. Effective January 1, 2002, the Company adopted FAS No. 142 and 144. The adoption had no effect on the Company's financial position or results of operations.

     In June 2001, the FASB issued FAS No. 143, Accounting for Asset Retirement Obligations. FAS 143 is effective for fiscal years beginning after June 15, 2002 (January 1, 2003 for the Company) and establishes an accounting standard requiring the recording of the fair value of liabilities associated with the retirement of long-lived assets (mainly plugging and abandonment costs for depleted wells) in the period in which the liability is incurred (at the time the wells are drilled). The effect of this standard on the Company's results of operations and financial condition at adoption is expected to include an unaudited increase in liabilities of approximately $4.6 million; an unaudited net increase in property, plant and equipment of approximately $700,000; and an unaudited charge to income, net of deferred income taxes, for the cumulative effect of adopting the new standard of approximately $2.5 million and a deferred tax asset of approximately $1.4 million.

     During 2002, the company adopted FAS No. 145, rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Under the provisions of this standard, gains and losses from extinguishment of debt generally will no longer be classified as extraordinary items in the statement of operations. Accordingly, the Company's loss on early retirement of debt of $385 thousand in the year ended December 31, 2000, which was previously presented as a net of tax extraordinary item, has been reclassified in the accompanying financial statements and presented as a component of other income. This reclassification had no impact on the Company's financial position, net income or cash flows.

     In July 2002, the FASB issued FAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which is effective for exit or disposal activities initiated after December 31, 2002. Management anticipates the adoption of FAS No. 146 will not materially affect the Company's current financial position or results of operations.

     In November 2002, the FASB issued FASB Interpretation ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantee of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantor's previous application may not be revised or restated to reflect the effect of the recognition and measurement provisions of the interpretation. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company is not a guarantor under any significant guarantees and thus this interpretation is not expected to have a significant effect on the Company's financial position or results of operations.

                             PETROCORP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                        December 31, 2002, 2001 and 2000


     On December 31, 2002, the FASB issued FAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FAS 123, Accounting For Stock-Based Compensation. FAS 148 does not change the provisions of FAS 123 that permit entities to continue to apply the intrinsic value method of APB 25, Accounting for Stock Issued to Employees. FAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures were effective immediately for the Company and have been included in Note 1 of the Company's financial statements. The new interim disclosure provisions will be effective for the Company in the first calendar quarter of 2003.

     On January 17, 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities, An Interpretation of Accounting Research Bulletin No. 51. The primary objectives of FIN 46 are to provide guidance on how to identify entities for which control is achieved thought means other than through voting rights (variable interest entities "VIE" and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity in which either (1) the equity investors do not have a controlling financial interest on (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. The Company does not expect the adoption of this standard to have any impact on the financial position and results of operations.

2. SALE OF CANADIAN SUBSIDIARIES
---------------------------------

     On December 24, 2002, PetroCorp signed an agreement to sell its two Canadian subsidiaries, PCC Energy Inc. and PCC Energy Corp. for C$167.6 million (approximately US$112 million), with an economically effective date of October 1, 2002. The sale, which closed on March 5, 2003, is subject to post closing adjustments for certain working capital items. As of December 31, 2002, the combined unaudited reserves of the Canadian subsidiaries was 2,458 MBbls and 50,799 MMcf. The financial statements reflect the results of the Canadian operations as discontinued operations and segregate the Canadian assets and liabilities at December 31, 2002. Prior year statements of operations and cash flows have been restated to conform to the current year presentation. Discontinued operations for the fourth quarter of 2002 include $6.7 million unaudited revenue, 1,861 MMcf equivalent unaudited production and $3.0 million unaudited pre-tax income.

     Net sales and income of the discontinued operations are as follows (amounts in thousands):

                                                      Years ended December 31,
                                                     -------------------------
                                                       2002     2001     2000
                                                     -------  -------  -------
    Net sales......................................  $23,982  $26,105  $20,985
                                                     -------  -------  -------
    Pre-tax income from discontinued operations....  $ 7,963  $11,670  $13,334
    Income tax expense.............................    3,514    4,332    6,304
                                                     -------  -------  -------
    Income from discontinued operations, net of tax  $ 4,449  $ 7,338  $ 7,030
                                                     =======  =======  =======

                             PETROCORP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                        December 31, 2002, 2001 and 2000

     Assets and liabilities of the discontinued operations are as follows (amounts in thousands):

                                                 December 31,
                                                     2002
                                                 ------------
                   Cash.........................   $  5,865
                   Accounts receivable..........      4,135
                   Property, plant and equipment     62,183
                   Other Assets.................        117
                   Accounts Payable.............     (4,607)
                   Accrued liabilities..........     (2,220)
                   Long-term debt...............       (451)
                   Deferred tax liability.......    (14,833)
                                                   --------
                                                   $ 50,189
                                                   ========

3. COMPREHENSIVE INCOME
------------------------

     The Company follows SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes requirements for reporting comprehensive income and its components which includes the Company's foreign currency translation adjustments. The Company's comprehensive income (loss) for the years ended December 31, 2002, 2001 and 2000 are as follows (amounts in thousands):

                                                      Years ended December 31,
                                                     -------------------------
                                                       2002     2001     2000
                                                     -------  -------  -------
Net income.........................................  $ 8,684  $ 2,046  $12,818
                                                     -------  -------  -------
Derivative hedging gain (loss) (net of taxes
  of $2 and $679)..................................       (4)   1,057       --
Reclassification of hedging gain into income
  (net of taxes of $572 and $105)..................     (888)    (165)      --
Foreign currency translation gain (loss)...........      457   (2,491)  (1,138)
                                                     -------  -------  -------
                                                        (435)  (1,599)  (1,138)
                                                     -------  -------  -------
Comprehensive income...............................  $ 8,249  $   447  $11,680
                                                     =======  =======  =======

     Derivative hedging gain (loss) include $31 gain (net of $22 taxes) for 2002 and $280 (net of $206 taxes) for 2001 pertaining to discontinued operations. Reclassification of hedging gain into income includes $202 (net of $147 taxes) for 2002 and $47 (net of $36 taxes) for 2001 related to discontinued operations.

     Accumulated other comprehensive loss was comprised solely of foreign currency translation loss through December 31, 2000. As of December 31, 2001, accumulated other comprehensive loss included $892 of derivative hedging gain, net of taxes and $8,203 of foreign currency translation losses. As of December 31, 2002, accumulated other comprehensive loss included $7,746 of foreign currency translation losses, which will be reclassified to income from discontinued operations in the first quarter of 2003 when the sale of the Canadian operations is recorded.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

4. MERGER WITH SOUTHERN MINERAL CORPORATION
--------------------------------------------

     PetroCorp completed the acquisition of Southern Mineral on June 6, 2001. The acquisition of Southern Mineral was accounted for using the purchase method of accounting as of June 1, 2001 because as of that date, the Company had effective control, and the results of operations have been included since that date. Based on evaluations in connection with tax returns filed in 2002, the Company adjusted its preliminary estimates of the deferred taxes attributable to the assets acquired in June 2001. Proved oil and gas properties were reduced by $5.8 million and Deferred tax assets increased by the same amount. In this acquisition, $88.7 million of assets were acquired and $28.7 million of liabilities assumed, with $0.4 million of legal, professional and other costs incurred. $21 million of cash was expended, with the remaining $38.6 million financed through the issuance of common stock.

     The following unaudited pro forma information has been prepared assuming Southern Mineral had been acquired as of the beginning of the period presented. The pro forma information is presented for information purposes only and is not necessarily indicative of what would have occurred if the acquisition had been made as of that date. In addition, the pro forma information is not intended to be a projection of future results and does not reflect any efficiencies that may result from the integration of Southern Mineral.

                       Pro Forma Information (Unaudited)
                     (In thousands, except per share data)

                                                  Year Ended    Year Ended
                                                 December 31,  December 31,
                                                     2001          2000
                                                 ------------  ------------
          Revenues.............................. $    33,485   $    44,558
          Income (loss) before income taxes..... $   (11,680)  $    10,786
          Net income (loss)..................... $    (6,376)  $     6,964
          Earnings per common share--basic...... $     (0.50)  $      0.55
          Earnings per common share--diluted.... $     (0.50)  $      0.55

     The above pro forma data reflects $3,665 and $5,544, respectively, of bankruptcy expenses and restructuring costs (primarily investment banker and employee severance related costs) for Southern Mineral for the year ended December 31, 2001 and 2000.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

5. PROPERTY, PLANT AND EQUIPMENT
---------------------------------

     Investments in property, plant and equipment were as follows at December 31, 2002 and 2001 (amounts in thousands):

                                                            2002       2001(A)
                                                          ---------  ---------
Oil and gas properties:
    Proved............................................... $ 225,414  $ 233,204
    Unproved.............................................       233        263
                                                          ---------  ---------
                                                            225,647    233,467
Gas gathering facilities.................................     1,698      1,698
Furniture, fixtures and equipment........................        --         22
                                                          ---------  ---------
                                                            227,345    235,187
Less--accumulated depreciation, depletion,
  amortization and impairment............................  (178,584)  (170,687)
                                                          ---------  ---------
                                                          $  48,761  $  64,500
                                                          =========  =========
--------
(A) Total property, plant and equipment does not include $63,952 related to discontinued operations.

     Depreciation, depletion and amortization for all property, plant and equipment for the years ended December 31, 2002, 2001 and 2000 was $7,897, $9,537 and $5,118, respectively. Oil and gas property depreciation, depletion and amortization for the years ended December 31, 2002, 2001 and 2000 was $7,897, $9,484 and $4,782, respectively. Depreciation, depletion and amortization per equivalent Mcf (using a Mcf-to-barrel conversion factor of 6 to 1) for the years ended December 31, 2002, 2001 and 2000 was $0.99, $1.38 and $0.85, respectively. During 2001 the Company also recorded a ceiling test write-down of $15,400.

6. LONG-TERM DEBT
------------------

     The Company's total long-term debt, all which matures in 2004, is as follows (amounts in thousands):

                                                2002     2001(A)
                                              --------  --------
                   TD Bank Credit Agreement   $ 28,750  $ 47,288
                                              ========  ========
--------
(A) Total long-term debt does not include $332 related to discontinued operations.

     In July 2000, the Company entered into a $75 million revolving credit agreement with the Toronto-Dominion Bank (TD Bank), the agent, and the Bank of Nova Scotia. The agreement was amended in August 2002 to extend its term, increase the borrowing base, and partially change the lenders. The amended term of the facility is through May 1, 2004 and the amended borrowing base was set at $70 million. The current lenders are TD Bank, as agent, and Fortis Capital Corp. and Bank of Oklahoma, N.A. (Bank of Oklahoma, N. A.'s largest beneficial owner is also the primary beneficial owner of Kaiser-Francis Oil Company. Approximately 38% of the Company is owned by Kaiser-Francis Oil Company.)

                             PETROCORP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                       December 31, 2002, 2001 and 2000

     Borrowings can be funded by either Eurodollar loans or Base Rate loans. The interest rate on the borrowings is equal to an interest rate spread plus either the Eurodollar rate or the Base Rate. The interest rate spread is determined from a sliding scale based was on the Company's borrowing base percentage utilization in effect from time to time. The spread ranges from 1.25 to 2.25 on Eurodollar loans and .25 to 1.25 on Base Rate loans. At December 31, 2002, the weighted average interest rate for loans outstanding under this facility was approximately 4.25%.

     The $75 million revolving credit agreement prohibits the declaration and payment of dividends on the common stock of the Company. Also, the debt agreement requires the Company to maintain a minimum current ratio, a minimum tangible net worth, and a minimum interest coverage ratio. The Company obtained waivers of certain covenants relating to the sale of some of its Alabama properties and the sale of Canadian operations.

     Effective in March 2003, and in conjunction with the sale of Canadian subsidiaries described in Note 2, the Company amended its revolving credit agreement to adjust the borrowing base to $25 million, allocated entirely to United States borrowing. The Canadian lenders were released from the agreement. All outstanding debt was paid off with proceeds from the sale.

7. HEDGING ACTIVITIES
----------------------

     To reduce the impact of fluctuations in the market prices of oil and natural gas, the Company periodically utilizes hedging strategies such as futures transactions or swaps to hedge the price of a portion of its future oil and natural gas production. Results of these hedging transactions are reflected in oil and natural gas sales in the month of the hedged production.

     In the first quarter of 2000, the Company entered into swap transactions in an effort to lock in a portion of higher oil prices. These transactions applied to approximately 50 percent of the Company's projected oil production from April 2000 through December 2000, at prices ranging from $23.57 to $29.00 per barrel. In the second quarter of 2000, the Company entered into a no-cost collar arrangement for a portion of its natural gas production by which 180,000 MMbtu for each of the months July through October 2000 were subject to a $4.96 ceiling and a $3.50 floor per MMbtu. Oil and gas revenue includes $69,000 received and $1,166,000 paid in settlement of swap and collar transactions through December 31, 2000. At December 31, 2001, oil and gas hedges had an estimated fair value of $644,000 (included in other assets), of which $479,000 related to hedges of US production. There were no oil and gas hedges outstanding at December 31, 2000 or 2002.

     As part of PetroCorp's acquisition of Southern Mineral Corporation ("Southern Mineral"), the Company obtained crude oil and natural gas costless collars with a fair value (liability) at date of acquisition of $821,000. These hedging transactions for the year ended December 31, 2002 increased oil and gas revenues by $31,000 and increased income from discontinued operations by $222,000 (reclassified from comprehensive income). All oil and gas hedging transactions expired in the fourth quarter of 2002.

     In April 2002, the Company entered into a swap transaction covering 8,000 MMBTU of natural gas per day at a price of $3.755 per MMBTU and covering the period from May 2002 through December 2002. The swap index is NYMEX Henry Hub. Swap transactions for the year ended December 31, 2002 increased oil and gas revenues by $392,000 (reclassified from comprehensive income).

     The Company offsets any gain or loss on the swap and collars contract with the realized prices for its production. While the swaps and collars reduce the Company's exposure to declines in the market price of natural gas and oil, this also limits the Company's gains from increases in the market price.

                            PETROCORP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                        December 31, 2002, 2001 and 2000

     As a result of the merger with Southern Mineral, the Company also assumed an interest rate swap position that was originally intended to hedge the variability of interest expense associated with Southern Mineral's variable rate Canadian debt. Under the swap agreement, the Company receives a floating rate of the Canadian prime rate and pays a fixed rate of 5.96% on a notional amount of Canadian $15 million through August 29, 2003. The interest rate swap does not qualify for hedge accounting. The estimated fair value at December 31, 2002 is a liability (included in other liabilities) of $182,000 ($314,000 for 2001). During 2002 and 2001, $351,000 and $65,000, respectively, were recorded as additional interest expense relating to this interest rate swap.

8. INCOME TAXES
----------------

     The provision (benefit) for income taxes for the years ended December 31, 2002, 2001 and 2000 consists of the following (amounts in thousands):

                                         2002     2001     2000
                                       -------  -------  -------
                      Deferred:
                         Federal.....  $ 1,926  $(4,448) $ 3,355
                         State.......      207     (321)     307
                                       -------  -------  -------
                                         2,133   (4,769)   3,662
                      Current:
                         Federal.....       --      110       --
                         State.......      (13)      47       --
                                       -------  -------  -------
                                           (13)     157       --
                                       -------  -------  -------
                                       $ 2,120  $(4,612) $ 3,662
                                       =======  =======  =======

     A reconciliation of the Company's United States income tax provision (benefit) computed by applying the statutory United States federal income tax rate to the Company's income (loss) from continuing operations before income taxes for the years ended December 31, 2002, 2001, and 2000 is presented in the following table (amounts in thousands):

                                                       2002     2001     2000
                                                     -------  -------  -------
United States federal income taxes (benefit) at
  statutory rate of 35%............................. $ 2,224  $(3,466) $ 3,308
Increases (reductions) resulting from:
    Statutory depletion.............................    (175)  (1,079)      --
    State income taxes..............................     126     (178)     200
    Other...........................................     (55)     111      154
                                                     -------  -------  -------
                                                     $ 2,120  $(4,612) $ 3,662
                                                     =======  =======  =======

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

     Deferred tax assets and liabilities related to continuing operations consist of the following at December 31, 2002 and 2001 (amounts in thousands):

                                                               2002     2001(A)
                                                             --------  --------
Deferred tax assets:
    Depletion and net operating loss carryforward--U.S...... $ 24,023  $ 23,542
                                                             --------  --------
Gross deferred tax asset...................................    24,023    23,542
                                                             --------  --------
Deferred tax liabilities:
    Excess of basis in property, plant and equipment for
      Financial reporting purposes over the tax basis--U.S..   (1,957)   (5,238)
    Derivative asset........................................       --       (43)
                                                             --------  --------
Gross deferred tax liability................................   (1,957)   (5,281)
                                                             --------  --------
                                                             $ 22,066  $ 18,261
                                                             ========  ========
--------
(A) Deferred tax assets and liabilities do not include $13,908 of deferred tax liabilities related to discontinued operations.

     As of December 31, 2002, the Company has U.S. net operating loss (NOL) carryforwards of approximately $47,737,000 and $51,790,000 for regular tax and alternative minimum tax purposes, respectively. Regular tax NOL carryforwards and alternative minimum tax NOL carryforwards begin to expire in 2009. Additionally, statutory depletion carryforwards, which have no expiration dates, of $19,552,000 are available at December 31, 2002.

     Realization of the deferred tax asset is dependent on generating sufficient taxable income prior to expiration of loss carryforwards. Although realization is not assured, management believes it is more likely than not that the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     Additionally, certain future changes in the Company's shareholders may impose restrictions under Section 382 of the Internal Revenue Code on the annual utilization of its net operating loss carryforwards.

                            PETROCORP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                       December 31, 2002, 2001 and 2000


9. STOCK OPTIONS AND OTHER EMPLOYEE BENEFIT PLANS
--------------------------------------------------

     Details on the Company's four stock option plans are as follows:

     In 1992, the Company established the 1992 PetroCorp Stock Option Plan (the Option Plan). The Option Plan allows up to 957,357 option shares to be granted. The following table summarizes these options:

                                                       Weighted Average
                                              Options   Exercise Price
                                             --------  ----------------
          Outstanding at December 31, 1999    672,500       $ 8.04
             Granted......................         --           --
             Forfeited....................         --           --
             Exercised....................    (20,700)      $ 6.38
                                             --------
          Outstanding at December 31, 2000    651,800       $ 8.09
             Granted......................       --           --
             Forfeited....................   (162,000)      $10.00
             Exercised....................   (101,300)      $ 6.55
                                             --------
          Outstanding at December 31, 2001    388,500       $ 7.69
             Granted......................         --           --
             Forfeited....................   (187,000)      $10.00
             Exercised....................   (121,500)      $ 5.00
                                             --------
          Outstanding at December 31, 2002     80,000       $ 6.38
                                             ========

     Of the 80,000 outstanding options under the Option Plan at December 31, 2002, all had an exercise price of $6.38 and a weighted average contractual life of 3.1 years. All of these options are exercisable as of December 31, 2002. No new options can be issued under this plan.

                            PETROCORP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                       December 31, 2002, 2001 and 2000

     In 1997, the Company established the 1997 PetroCorp Non-Employee Director Stock Option Plan (the Director Option Plan) for the benefit of the Company's Board of Directors. This plan allows up to 75,000 option shares to be granted. The Director Options were fully vested and exercisable at the date of grant. The following table summarizes these options:

                                                       Weighted Average
                                              Options   Exercise Price
                                              -------  ----------------
           Outstanding at December 31, 1999    37,000       $8.26
              Granted......................        --          --
              Forfeited....................        --          --
              Exercised....................        --          --
                                              -------
           Outstanding at December 31, 2000    37,000       $8.26
              Granted......................        --          --
              Forfeited....................   (14,000)      $8.30
              Exercised....................        --          --
                                              -------
           Outstanding at December 31, 2001    23,000       $8.23
              Granted......................        --          --
              Forfeited....................        --          --
              Exercised....................        --          --
                                              -------
           Outstanding at December 31, 2002    23,000       $8.23
                                              =======

     As of December 31, 2002, the weighted average remaining contractual life of the outstanding options under the Director Option Plan was 5.0 years and the exercise prices ranged from $6.75 to $8.63. No new options can be issued under this plan.

     In 2000, the Company established the 2000 Stock Option Plan for the benefit of employees and the Company's Board of Directors. Employee options vest one year from date of grant and director options vest six months from the date of grant. This plan allows up to 600,000 option shares to be granted. The following table summarizes these options:

                                                       Weighted Average
                                              Options   Exercise Price
                                              -------  ----------------
           Outstanding at December 31, 1999        --          --
              Granted......................   106,650       $6.34
              Forfeited....................        --          --
              Exercised....................        --          --
                                              -------
           Outstanding at December 31, 2000   106,650       $6.34
              Granted......................   163,000       $9.67
              Forfeited....................    (6,500)      $9.15
              Exercised....................    (6,500)      $6.13
                                              -------
           Outstanding at December 31, 2001   256,650       $8.39
              Granted......................   154,000       $9.31
              Forfeited....................    (8,000)      $9.53
              Exercised....................    (9,000)      $6.13
                                              -------
           Outstanding at December 31, 2002   393,650       $8.78
                                              =======

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

     As of December 31, 2002, the weighted average remaining contractual life of the outstanding options under the 2000 Stock Option Plan was 8.4 years. Of the outstanding options, 278,150 were exercisable at year end with an average remaining contractual life of 8.1 years. At December 31, 2002, exercise prices ranged from $6.13 to $9.75.

     As part of the merger with Southern Mineral, PetroCorp assumed all stock options under the various plans of Southern Mineral. Under the terms of these plans, options equivalent to 330,393 shares of PetroCorp stock have been authorized. No additional grants are anticipated. All outstanding options were vested at the date of the merger. The following table summarizes these options:

                                                       Weighted Average
                                              Options   Exercise Price
                                             --------  ----------------
          Outstanding at December 31, 2000         --           --
             Granted......................    179,268       $18.70
             Forfeited....................    (44,887)      $14.47
             Exercised....................     (9,420)      $ 5.31
                                             --------
          Outstanding at December 31, 2001    124,961       $21.01
             Granted......................         --           --
             Forfeited....................   (124,961)      $21.01
             Exercised....................         --           --
                                             --------
          Outstanding at December 31, 2002         --           --
                                             ========

     Stock options under all three plans expire ten years from the date of grant and the exercise price equals market value on the grant date.

     Effective January 1, 1993, the Company established a savings plan, which qualified as a deferred compensation plan under Section 401(k) of the Internal Revenue Code. The plan was in the wind up phase during 2001 and 2002 and was fully liquidated at December 31, 2002. The Company's contributions to the plan, which are charged to expense, totaled nil, nil and $100,000 in 2002, 2001 and 2000, respectively.

                              PETROCORP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                          December 31, 2002, 2001 and 2000

10. EARNINGS PER SHARE
------------------------

     The following is a reconciliation of the numerators and denominators of the basic and diluted per share computations for the periods presented (in thousands, except per share amounts).

                                                       Per Share Amounts
                                               --------------------------------
                                                  Income
                                               (Loss) from  Income from
                                                Continuing  Discontinued  Net
                               Income  Shares   Operations   Operations  Income
                              -------  ------  -----------  -----------  ------
Year ended December 31, 2002
    Basic EPS:
        Net income........... $ 8,684  12,584     $ 0.34       $ 0.35    $ 0.69
    Effect of dilutive
      securities:
        Options..............      --      92         --           --        --
                              -------  ------     ------       ------    ------
    Diluted EPS:
        Net income........... $ 8,684  12,676     $ 0.34       $ 0.35    $ 0.69
                              =======  ======     ======       ======    ======
Year ended December 31, 2001
    Basic EPS:
        Net income........... $ 2,046  10,975     $(0.48)      $ 0.67    $ 0.19
    Effect of dilutive
      securities:
        Options..............      --     144         --        (0.01)    (0.01)
                              -------  ------     ------       ------    ------
    Diluted EPS:
        Net income........... $ 2,046  11,119     $(0.48)      $ 0.66    $ 0.18
                              =======  ======     ======       ======    ======
Year ended December 31, 2000
    Basic EPS:
        Net income........... $12,818   8,692     $ 0.66       $ 0.81    $ 1.47
    Effect of dilutive
      securities:
        Options..............      --      94         --        (0.01)    (0.01)
                              -------  ------     ------       ------    ------
    Diluted EPS:
        Net income........... $12,818   8,786     $ 0.66       $ 0.80    $ 1.46
                              =======  ======     ======       ======    ======

     The 2002, 2001, and 2000 income per share amounts do not include the effect of potentially dilutive securities of 303,500, 469,000 and 395,000, respectively, as the impact of these outstanding options was antidilutive.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

11. INDUSTRY SEGMENT DATA
--------------------------

     The principal business of the Company is oil and gas, which consists of the exploration, development, acquisition, exploitation and operation of oil and gas properties and the production and sale of crude oil and natural gas in North America. The Company's continuing operations consist of oil and gas operations in the US. Activity related to the Canadian operations are accounted for as discontinued operations.

   The following table reflects purchasers which accounted for more than 10% of the Company's oil and gas revenues:

                                                    2002  2001  2000
                                                    ----  ----  ----
               EOTT Energy Trading Partnership Ltd   16%   12%   12%
               Sunoco, Inc........................   12%    9%    8%

12. COMMON STOCK REPURCHASES
-----------------------------

     On September 14, 2001, the Company announced that the Board of Directors authorized the purchase of up to 1,000,000 shares of the Company's common stock. Through December 31, 2002, 305,907 shares have been purchased at a cost of $2,712,000, which shares are held in treasury.

13. COMMITMENTS AND CONTINGENCIES
----------------------------------

     The Company has entered into operating lease agreements with noncancellable terms in excess of one year for office space. Future minimum lease payments are $54,000 for the year ending December 31, 2003 with no payments after that date. Future minimum sublease income with noncancellable terms in excess of one year for office space is $34,000 for the year ending December 31, 2003. Total rental expense for office space for the years ended December 31, 2002, 2001 and 2000 was $198,000, $140,000 and $111,000, respectively.

     On February 13, 2002, R.A. Mackie & Co., L.P., Millenco, L.P. and Wein Securities Corp, as plaintiffs, filed a lawsuit against PetroCorp in the New York Supreme Court. In this action certain former holders of warrants of Southern Mineral Corporation allege that the provisions made for such warrants in connection with the merger of Southern Mineral Corporation into PetroCorp Acquisition Corporation, a wholly-owned subsidiary of PetroCorp Incorporated, were inadequate. The plaintiffs seek $5,000,000. Based on consultation with legal counsel, the Company is of the opinion that the action is without merit.

     There are other claims and actions pending against the Company. In the opinion of management, the amounts, if any, which may be awarded in connection with any of these claims and actions, after indemnification and insurance reimbursements, would not be material to the Company's consolidated financial position.

14. RELATED PARTY TRANSACTIONS
-------------------------------

     The Company is a joint-interest owner in a project operated by Kaiser-Francis Oil Company, a shareholder. During 2002, 2001 and 2000, the Company remitted $451,000, $63,000 and $154,000, respectively, to Kaiser-Francis as payment of the Company's share of the joint operation. During 2002, 2001 and 2000, the Company remitted $3,146,000, $3,064,000 and $2,076,000, respectively, to Kaiser-Francis, of which $1,965,000, $2,176,000 and $1,419,000, respectively, were administrative fees under the Management Agreement. Of these administrative fees, $1,498,000, $1,693,000 and $1,234,000, respectively, relate to continuing operations covered under the Management Agreement. Amounts payable to Kaiser-Francis at December 31, 2002 and 2001 were $213,000 and $272,000, respectively.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

15. OIL AND GAS RESERVES AND RELATED FINANCIAL DATA
----------------------------------------------------

  Capitalized Costs Related to Oil and Gas Producing Activities

     The following table presents total capitalized costs of proved and unproved properties and accumulated depreciation, depletion and amortization related to the continuing oil and gas properties (amounts in thousands):

      2002:
          Proved properties.................................... $ 225,414
          Unproved properties..................................       233
                                                                ---------
                                                                  225,647
          Accumulated depreciation, depletion and amortization.  (176,886)
                                                                ---------
                                                                $  48,761
                                                                =========
      2001:
          Proved properties.................................... $ 233,204
          Unproved properties..................................       263
                                                                ---------
                                                                  233,467
          Accumulated depreciation, depletion and amortization.  (168,989)
                                                                ---------
                                                                $  64,478
                                                                =========
      2000:
          Proved properties.................................... $ 176,834
          Unproved properties..................................     1,223
                                                                ---------
                                                                  178,057
          Accumulated depreciation, depletion and amortization.  (144,105)
                                                                ---------
                                                                $  33,952
                                                                =========

     Of the unproved properties capitalized cost at December 31, 2002, none and approximately $96,000, respectively, were incurred in 2002 and 2001. The Company anticipates evaluating these properties during subsequent years.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

  Costs Incurred in Oil and Gas Producing Activities

     Presented below are costs incurred in oil and gas property acquisition, exploration and development activities of the continuing operations (amounts in thousands):

                    2002:
                        Acquisition of properties:
                            Proved properties....... $    --
                            Unproved properties.....     415
                        Exploration costs...........      --
                        Development costs(A)........   8,886
                                                     -------
                            Total................... $ 9,301
                                                     =======
                    2001:
                        Acquisition of properties:
                            Proved properties....... $42,608
                            Unproved properties.....     678
                        Exploration costs...........   2,003
                        Development costs(A)........  10,121
                                                     -------
                            Total................... $55,410
                                                     =======
                    2000:
                        Acquisition of properties:
                            Proved properties....... $   104
                            Unproved properties.....      80
                        Exploration costs...........      --
                        Development costs(A)........   1,553
                                                     -------
                            Total................... $ 1,737
                                                     =======
--------
(A) Includes approximately $4,213, $42 and $600 of costs incurred in 2002, 2001 and 2000, respectively, for development of properties previously classified as proved undeveloped properties in the prior year.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

  Results of Operations From Oil and Gas Producing Activities (unaudited)

     The results of operations from continuing oil and gas producing activities, are as follows (amounts in thousands):


2002:
    Revenues.......................................................... $ 27,363
    Production costs..................................................  (10,451)
    Depreciation, depletion and amortization..........................   (7,897)
    Income tax benefit (expense)......................................   (3,336)
                                                                       --------
    Results of operations from petroleum producing
      activities (excluding corporate overhead and
      interest costs)................................................. $  5,679
                                                                       ========
2001:
   Revenues........................................................... $ 24,970
   Production costs...................................................   (8,704)
   Depreciation, depletion, amortization and impairment...............  (24,884)
   Income tax benefit (expense).......................................    3,187
                                                                       --------
   Results of operations from petroleum producing
     activities (excluding corporate overhead and
     interest costs).................................................. $ (5,431)
                                                                       ========
2000:
   Revenues........................................................... $ 23,481
   Production costs...................................................   (5,813)
   Depreciation, depletion and amortization...........................   (4,782)
   Income tax benefit (expense).......................................   (4,728)
                                                                       --------
   Results of operations from petroleum producing
     activities (excluding corporate overhead and
     interest costs).................................................. $  8,158
                                                                       ========

  Reserve Quantities (unaudited)

     Estimates of proved reserves and the related standardized measure of discounted future net cash flow information related to the continuing operations are based on the reports of independent petroleum engineers for 2000 and reserve evaluations performed by the Company's engineer in 2002 and 2001 and reviewed by independent petroleum engineers. Approximately 85% and 100% of the present value of reserves at December 31, 2002 and 2001, respectively, were reviewed by independent petroleum engineers.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

     The Company's estimates of its continuing proved reserves and proved developed reserves of oil and gas as of December 31, 2002, 2001 and 2000 and the changes in its proved reserves are as follows:

                                                             U.S.
                                                       ---------------
                                                         Oil     Gas
                                                       (MBbls)  (MMcf)
                                                       -------  ------
           2002:
               Proved reserves:
                   Beginning of year..................   3,931  41,384
                   Production.........................    (479) (5,089)
                   Purchase of minerals-in-place......      --      --
                   Extensions and discoveries.........     429   1,849
                   Improved recoveries................      33    (141)
                   Sales of minerals-in-place.........  (1,349) (3,306)
                   Revision to previous estimates.....     144   4,063
                                                       -------  ------
                   End of year........................   2,709  38,760
                                                       =======  ======
               Proved developed reserves:
                   Beginning of year..................   3,350  38,806
                                                       =======  ======
                   End of year........................   2,147  34,317
                                                       =======  ======
           2001:
               Proved reserves:
                   Beginning of year..................   3,109  22,709
                   Production.........................    (396) (4,498)
                   Purchase of minerals-in-place......   2,190  19,722
                   Extensions and discoveries.........      25     867
                   Improved recoveries................      --      --
                   Sales of minerals-in-place.........      --      --
                   Revision to previous estimates.....    (997)  2,584
                                                       -------  ------
                   End of year........................   3,931  41,384
                                                       =======  ======
               Proved developed reserves:
                   Beginning of year..................   2,888  20,551
                                                       =======  ======
                   End of year........................   3,350  38,806
                                                       =======  ======
            2000:
               Proved reserves:
                   Beginning of year..................   3,261  20,950
                   Production.........................    (294) (3,850)
                   Purchase of minerals-in-place......       8       1
                   Extensions and discoveries.........     155   1,314
                   Improved recoveries................      --      --
                   Sales of minerals-in-place.........      --    (213)
                   Revision to previous estimates.....     (21)  4,507
                                                       -------  ------
                   End of year........................   3,109  22,709
                                                       =======  ======
               Proved developed reserves:
                   Beginning of year..................   3,180  18,906
                                                       =======  ======
                   End of year........................   2,888  20,551
                                                       =======  ======

                             PETROCORP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                        December 31, 2002, 2001 and 2000

  Standardized Measure of Discounted Future Net Cash Flows (unaudited)

     The standardized measure of discounted future net cash flows was calculated by applying current prices to estimated future production, less future expenditures (based on current costs) to be incurred in developing and producing such proved reserves and the estimated effect of future income taxes based on the current tax law. The resulting future net cash flows were discounted using a rate of 10% per annum.

     The standardized measure of discounted future net cash flow amounts contained in the following tabulation do not purport to represent the fair market value of oil and gas properties. No value has been given to unproved properties. There are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production and the timing and amount of future costs. Future realization of oil and gas prices over the remaining reserve lives may vary significantly from current prices. In addition, the method of valuation utilized, based on current prices and costs and the use of a 10% discount rate, is not necessarily appropriate for determining fair value. The average prices used were based on the adjusted cash spot price for natural gas and oil at December 31. At December 31, 2001, the fair value of hedges related to U.S. production was an asset of $479,000. At December 31, 2002 and 2000 there were no oil and gas collar hedges outstanding.

     The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is as follows (amounts in thousands):

   2002:
       Future gross revenues........................................ $252,955
       Less--future costs:
           Production...............................................   69,164
           Development(A)...........................................    9,364
                                                                     --------
       Future net cash flows before income taxes....................  174,427
       Less--10% annual discount for estimated timing of cash flows.   66,013
                                                                     --------
       Present value of future net cash flows before income tax.....  108,414
       Less--present value of future income taxes...................   10,058
                                                                     --------
       Standardized measure of discounted future net cash flows..... $ 98,356
                                                                     ========
---------
(A) $7,618 of development costs are for proved undeveloped properties

   2001:
       Future gross revenues........................................ $169,025
       Less--future costs:
           Production...............................................   58,768
           Development(A)...........................................   10,850
                                                                     --------
       Future net cash flows before income taxes....................   99,407
       Less--10% annual discount for estimated timing of cash flows.   39,836
                                                                     --------
       Present value of future net cash flows before income tax.....   59,571
       Less--present value of future income taxes...................      752
                                                                     --------
       Standardized measure of discounted future net cash flows..... $ 58,819
                                                                     ========
---------
(A) $7,846 of development costs are for proved undeveloped properties

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

   2000:
       Future gross revenues........................................ $313,677
       Less--future costs:
           Production...............................................   55,534
           Development(A)...........................................    2,457
                                                                     --------
       Future net cash flows before income taxes....................  255,686
       Less--10% annual discount for estimated timing of cash flows.  103,563
                                                                     --------
       Present value of future net cash flows before income tax.....  152,123
       Less--present value of future income taxes...................   42,860
                                                                     --------
       Standardized measure of discounted future net cash flows..... $109,263
                                                                     ========
---------
(A) $1,204 of development costs are for proved undeveloped properties

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

     The following table summarizes the principal sources of change in the standardized measure of discounted future net cash flows (amounts in thousands):

     2002:
         Standardized measure--beginning of period.............. $  58,819
         Sales of oil and gas produced, net of production costs.   (16,912)
         Purchases of minerals-in-place.........................        --
         Extensions, discoveries and improved recovery..........     5,311
         Sales of minerals-in-place.............................    (4,512)
         Net changes in prices and productions costs............    28,414
         Changes in estimated future development costs..........    (7,807)
         Development costs incurred.............................     8,886
         Revisions to previous quantity estimates...............    30,006
         Accretion of discount..................................     5,238
         Changes in timing of production and other..............       386
         Net changes in income taxes............................    (9,473)
                                                                 ---------
         Standardized measure--end of period.................... $  98,356
                                                                 =========
     2001:
         Standardized measure--beginning of period.............. $ 109,263
         Sales of oil and gas produced, net of production costs.   (16,266)
         Purchases of minerals-in-place.........................    27,385
         Extensions, discoveries and improved recovery..........     1,197
         Sales of minerals-in-place.............................        --
         Net changes in prices and productions costs............  (114,680)
         Changes in estimated future development costs..........   (11,036)
         Development costs incurred.............................    10,121
         Revisions to previous quantity estimates...............    (3,103)
         Accretion of discount..................................    15,213
         Changes in timing of production and other..............    (1,383)
         Net changes in income taxes............................    42,108
                                                                 ---------
         Standardized measure--end of period.................... $  58,819
                                                                 =========
     2000:
         Standardized measure--beginning of period.............. $  56,406
         Sales of oil and gas produced, net of production costs.   (17,668)
         Purchases of minerals-in-place.........................        23
         Extensions and discoveries.............................     8,502
         Sales of minerals-in-place.............................      (108)
         Net changes in prices and productions costs............    94,155
         Development costs incurred.............................     1,553
         Revisions to previous quantity estimates...............    16,130
         Accretion of discount..................................     6,068
         Changes in timing of production and other..............   (17,214)
         Net changes in income taxes............................   (38,584)
                                                                 ---------
         Standardized measure--end of period.................... $ 109,263
                                                                 =========

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

     The standardized measure amounts are based on current prices at each year end and reflect overall adjusted weighted average prices of:

                            2002:
                                Oil (per BBL).... $29.73
                                Gas (per Mcf)....   4.44
                            2001:
                                Oil (per BBL).... $18.45
                                Gas (per Mcf)....   2.67
                            2000:
                                Oil (per BBL).... $25.45
                                Gas (per Mcf)....  10.33

16. SUPPLEMENTARY INFORMATION
------------------------------

     At December 31, 2002, accrued liabilities included $681,000 of accrued lease operating expense, $867,000 of accrued capital costs and $1.2 million of other miscellaneous accrued expense. At December 31, 2001, accrued liabilities included $1.3 million of accrued lease operating expense, $1.4 million of accrued capital costs and $1.2 million of other miscellaneous accrued expenses.

                              PETROCORP INCORPORATED
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                         December 31, 2002, 2001 and 2000

17. SUMMARIZED QUARTERLY FINANCIAL DATA (UNAUDITED)
----------------------------------------------------
    (amounts in thousands, except per share amounts)

                                     First   Second    Third   Fourth
                                    Quarter  Quarter  Quarter  Quarter   Year
                                    -------  -------  -------  -------  -------
Year ended December 31, 2002:
    Revenues....................... $ 6,176  $ 7,172  $ 7,255  $ 7,072  $27,675
    Gross profit(1)................   1,239    2,104    3,054    2,727    9,124
    Income from continuing
      operations...................     323    1,455      860    1,597    4,235
    Income from discontinued
      operations...................     723      925    1,313    1,488    4,449
    Net income.....................   1,046    2,380    2,173    3,085    8,684
    Net income per share from
      continuing operations--basic. $  0.02  $  0.12  $  0.07  $  0.13  $  0.34
    Net income per share from
      continuing operations--
      diluted...................... $  0.02  $  0.12  $  0.07  $  0.13  $  0.34
    Net income per share from
      discontinued operations--
      basic........................ $  0.06  $  0.07  $  0.10  $  0.12  $  0.35
    Net income per share from
      discontinued operations--
      diluted...................... $  0.06  $  0.07  $  0.10  $  0.12  $  0.35

Year ended December 31, 2001:
    Revenues....................... $ 6,594  $ 6,447  $ 6,119  $ 6,009  $25,169
    Gross profit(1)................   4,345    2,934      720  (16,719)  (8,720)
    Income (loss) from continuing
      operations...................   3,353    1,146      285  (10,076)  (5,292)
    Income from discontinued
      operations...................   2,853    1,453    2,764      268    7,338
    Net income (loss)(2)...........   6,206    2,599    3,049   (9,808)   2,046
    Net income (loss) per share
      from continuing operations--
      basic(2)..................... $  0.38  $  0.12  $  0.02  $ (0.79) $ (0.48)
    Net income (loss) per share from
      Continuing operations--
      diluted(2)................... $  0.38  $  0.11  $  0.02  $ (0.79) $ (0.48)
    Net income per share from
      discontinued operations--
      basic........................ $  0.33  $  0.15  $  0.22  $  0.02  $  0.67
    Net income per share from
      discontinued operations--
      diluted...................... $  0.32  $  0.15  $  0.22  $  0.02  $  0.66

Quarterly and prior year amounts have been restated to reflect the sale of Canadian subsidiaries as discontinued operations, as described in Note 2 to the consolidated financial statements of the Company.
--------
(1) Revenues less operating expenses other than general and administrative expenses.

(2) Included in the fourth quarter was a $1,092 ($0.10 per share) increase in the deferred income tax benefit due to a change in the estimated amount of depletion carryforward.

                             PETROCORP INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)
                                    (Unaudited)

                                                     September 30,  December 31,
                                                         2003           2002
                                                     -------------  ------------
                             ASSETS
Current assets:
    Cash and cash equivalents.......................    $ 90,283      $  3,087
    Accounts receivable, net........................       8,803        11,537
    Receivable from sale of Canadian subsidiaries...       1,023            --
    Assets of discontinued operations...............          --        72,300
    Current portion of deferred taxes                        740            --
    Other current assets............................         946         1,107
                                                        --------      --------
        Total current assets........................     101,795        88,031
                                                        --------      --------
Property, plant and equipment:
    Oil and gas properties, at cost, full cost
      method, net of accumulated depreciation,
      depletion, amortization and impairment........      56,088        48,761
Deferred income taxes...............................       4,650        22,066
Other assets, net...................................       2,788         2,723
                                                        --------      --------
            Total assets............................    $165,321      $161,581
                                                        ========      ========

              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable................................    $  5,300      $  7,367
    Accrued liabilities.............................       2,995         2,758
    Current income tax payable......................         831            --
    Liabilities of discontinued operations..........          --        22,111
                                                        --------      --------
        Total current liabilities...................       9,126        32,236
                                                        --------      --------
Long-term debt......................................          --        28,750
                                                        --------      --------
Dismantlement obligation............................       5,192            --
                                                        --------      --------
Other long-term liabilities                                  365            --
                                                        --------      --------
Shareholders' equity:
    Preferred stock, $0.01 par value, 1,000,000
      shares authorized, none issued................          --            --
    Common stock, $0.01 par value, 25,000,000
      shares authorized, (12,645,309 shares and
      12,688,046 and 12,645,300 shares outstanding
      as of September 30, 2003 and December 31,
      2002, respectively)...........................         130           130
    Additional paid-in capital......................     112,643       111,905
    Retained Earnings(accumulated deficit)..........      41,107          (982)
    Accumulated other comprehensive loss............          --        (7,746)
    Treasury stock, at cost (354,087 and 305,907
      Shares, respectively).........................      (3,242)       (2,712)
                                                        --------      --------
        Total shareholders' equity..................     150,638       100,595
                                                        --------      --------
            Total liabilities and shareholders'
              equity................................    $165,321      $161,581
                                                        ========      ========

   The accompanying notes are an integral part of these financial statements.

                            PETROCORP INCORPORATED
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except share amounts)
                                 (Unaudited)

                                               For the Three     For the Nine
                                               Months Ended      Months Ended
                                               September 30,     September 30,
                                             ----------------  ----------------
                                               2003     2002     2003     2002
                                             -------  -------  -------  -------
Revenues:
    Oil and gas............................  $ 8,577  $ 7,126  $27,528  $20,369
    Other..................................      135      129      351      234
                                             -------  -------  -------  -------
                                               8,712    7,255   27,879   20,603
                                             -------  -------  -------  -------
Expenses:
    Production costs.......................    2,913    2,787    7,908    7,878
    Depreciation, depletion and
      amortization.........................    1,887    1,803    5,180    6,253
    General and administrative.............      719      506    1,999    1,244
    Other operating expenses...............       29       11       84       75
                                             -------  -------  -------  -------
                                               5,548    5,107   15,171   15,450
                                             -------  -------  -------  -------
Income from operations.....................    3,164    2,148   12,708    5,153
                                             -------  -------  -------  -------
Other income (expenses):
    Investment income......................      238        9      468      115
    Interest expense.......................      (74)    (376)    (490)  (1,226)
    Other income (expenses)................     (773)    (247)   2,361        8
                                             -------  -------  -------  -------
                                                (609)    (614)   2,339   (1,103)
                                             -------  -------  -------  -------
Income from continuing operations before
  Income taxes and accounting change.......    2,555    1,534   15,047    4,050
                                             -------  -------  -------  -------
Income tax provision:
    Current................................      653       14    2,304      (13)
    Deferred...............................      215      661    3,125    1,425
                                             -------  -------  -------  -------
                                                 868      675    5,429    1,412
                                             -------  -------  -------  -------
Income from continuing operations before
  accounting change........................    1,687      859    9,618    2,638
Discontinued operations:
    Income from discontinued Canadian
      operations (net of applicable taxes
      of nil, $780, $1,530 and $2,028).....       --    1,314    2,113    2,961
    Gain on sale of Canadian subsidiaries
     (net of taxes(benefit) of ($198) and
     $19,573)..............................     (337)      --   33,327       --
                                             -------  -------  -------  -------
Income before cumulative effect of a
  change in accounting principle...........    1,350    2,173   45,058    5,599
Cumulative effect on prior years of
  accounting change, less applicable
  income taxes of $1,743...................       --       --   (2,969)      --
                                             -------  -------  -------  -------
Net income.................................  $ 1,350  $ 2,173  $42,089  $ 5,599
                                             =======  =======  =======  =======






     The accompanying notes are an integral part of these financial statements.

                            PETROCORP INCORPORATED
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except share amounts)
                                 (Unaudited)
                                 (continued)

Net income per common share - basic:
    Income from continuing operations......  $  0.13  $  0.07  $  0.75  $  0.21
    Income from discontinued operations....    (0.02)    0.10     2.80     0.24
    Cumulative effect of change in
      accounting principle.................       --       --    (0.23)      --
                                             -------  -------  -------  -------
    Net income.............................  $  0.11  $  0.17  $  3.32  $  0.45
                                             =======  =======  =======  =======
Net income per common share - diluted:
    Income from continuing operations......  $  0.13  $  0.07  $  0.75  $  0.21
    Income from discontinued operations....    (0.02)    0.10     2.77     0.23
    Cumulative effect of change in
      accounting principle.................       --       --    (0.23)      --
                                             -------  -------  -------  -------
    Net income.............................  $  0.11  $  0.17  $  3.29  $  0.44
                                             =======  =======  =======  =======
Weighted average number of common
  shares - basic...........................   12,684   12,570   12,661   12,563
                                             =======  =======  =======  =======
Weighted average number of common
  shares - diluted.........................   12,847   12,653   12,796   12,670
                                             =======  =======  =======  =======

   The accompanying notes are an integral part of these financial statements.

                           PETROCORP INCORPORATED
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (in thousands)
                                 (Unaudited)
                                                            For the Nine Months
                                                            Ended September, 30,
                                                            --------------------
                                                               2002      2001
                                                             --------  --------
Cash flows from operating activities:
    Net income.............................................. $ 42,089  $  5,599
    Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation, depletion and amortization............    5,180     6,253
        Deferred income tax expense (benefit)...............    3,125     1,425
        Gain of sale of Canadian subsidiaries...............  (33,327)       --
        Cumulative effect of change in accounting
          principle.........................................    2,969        --
        Other...............................................      244        97
    Changes in operating assets and liabilities:
            Accounts receivable.............................    2,734    (3,050)
            Other current assets............................      161       310
            Accounts payable................................   (2,067)    3,145
            Accrued liabilities.............................      392     2,573
            Income tax payable..............................      831        --
        Net change provided (used) by discontinued
          operations........................................     (355)    4,792
                                                             --------  --------
                Net cash provided by operating activities...   21,976    21,144
                                                             --------  --------
Cash flows from investing activities:
    Additions to oil and gas properties.....................  (11,952)   (3,615)
    Proceeds received on sale on Canadian subsidiaries
      (See Note 3)..........................................  107,635        --
    Net investing activities of discontinued
      operations............................................   (1,596)   (3,763)
    Other...................................................      146        --
                                                              -------  --------
                Net cash provide by (used in) investing
                  activities................................   94,233    (7,378)
                                                             --------  --------
Cash flows from financing activities:
    Proceeds from long-term debt............................       --       800
    Repayment of long-term debt.............................  (28,750)   (4,300)
    Other...................................................      208       314
    Net financing activities of discontinued operations.....     (471)   (7,789)
                                                             --------  --------
                Net cash used in financing activities.......  (29,013)  (10,975)
                                                             --------  --------
Effect of exchange rate changes on cash.....................       --      (112)
                                                             --------  --------
Net increase (decrease) in cash and cash equivalents........   87,196     2,679
Cash and cash equivalents at beginning of period............    3,087     1,265
                                                             --------  --------
Cash and cash equivalents at end of period.................. $ 90,283  $  3,944
                                                             ========  ========









   The accompanying notes are an integral part of these financial statements.

                            PETROCORP INCORPORATED
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1 - BASIS OF PRESENTATION:
-------------------------------

     The unaudited consolidated financial statements of PetroCorp Incorporated (the "Company" or "PetroCorp") have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal and recurring adjustments necessary for a fair presentation, have been included. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 2002, included in the Company's 2002 Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Interim period results are not necessarily indicative of results of operations or cash flows for a full-year period.

Accounting for Stock-Based Compensation

     At September 30, 2003, the Company has a stock-based compensation plan, which is more fully described in Notes 1 and 9 of the Company's Annual Report on Form 10-K. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, (in thousands, except per share amounts):

                                               Three Months       Nine Months
                                                   Ended              Ended
                                               September 30,     September 30,
                                             ----------------  ----------------
                                               2003     2002     2003     2002
                                             -------  -------  -------  -------
Net income, as reported...................   $ 1,350  $ 2,173  $42,089  $ 5,599
Deduct: Total stock-based employee
  Compensation expense determined under
  fair value based method for all awards,
  net of related tax effects..............        58      133      177      299
                                             -------  -------  -------  -------
Pro forma net income......................   $ 1,292  $ 2,040  $41,912  $ 5,300
                                             =======  =======  =======  =======
Earnings per share:
    Basic--as reported....................   $  0.11  $  0.17  $  3.32  $  0.45
    Basic--pro forma......................   $  0.10  $  0.16  $  3.31  $  0.42

    Diluted--as reported..................   $  0.11  $  0.17  $  3.29  $  0.44
    Diluted--pro forma....................   $  0.10  $  0.16  $  3.28  $  0.42

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

NOTE 2 - COMPREHENSIVE INCOME:
------------------------------

     The Company follows SFAS No. 130, Reporting Comprehensive Income. This Statement establishes requirements for reporting comprehensive income and its components which includes the Company's foreign currency translation adjustments. The Company's comprehensive income for the three and nine months ended September 30, 2003 and 2002 is as follows (in thousands):

                                               For the Three      For the Nine
                                               Months Ended      Months Ended
                                               September 30,     September 30,
                                             ----------------  ----------------
                                               2003     2002     2003     2002
                                             -------  -------  -------  -------
      Net income...........................  $ 1,350  $ 2,173  $42,089  $ 5,599
                                             -------  -------  -------  -------
      Derivative hedging gain/(loss)
        (net of taxes of $266 and ($24))...       --      409       --      (36)
      Reclassification of hedging loss
        to income (net of taxes of $181
        and $361)..........................       --      300       --      583
      Reclassification of translation loss
        to income..........................       --       --    4,939       --
      Foreign currency translation gain
        (loss)(2003 gain covers period
        from January 1 through March 5)....       --   (1,826)   2,807       84
                                             -------  -------  -------  -------
                                                  --   (1,117)   7,746      631
                                             -------  -------  -------  -------
      Comprehensive income.................  $ 1,350  $ 1,056  $49,835  $ 6,230
                                             =======  =======  =======  =======

     As of December 31, 2002, accumulated other comprehensive loss consisted of $7,746 of foreign currency translation losses.

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

NOTE 3 - SALE OF CANADIAN SUBSIDIARIES:
---------------------------------------

     On December 24, 2002, PetroCorp signed an agreement to sell its two Canadian subsidiaries, PCC Energy Inc. and PCC Energy Corp. for C$167.6 million (approximately US$112 million), with an economically effective date of October 1, 2002. This is subject to post closing adjustments for certain working capital items. On March 5, 2003, PetroCorp received approximately 75% of the sale proceeds. Additionally, $27.5 million of the receivable recorded at the time of sale was received in September 2003 upon completion of certain tax documentation with the government of Canada and the remainder is expected to be received in the fourth quarter of 2003. The financial statements reflect the results of the Canadian operations and the sale of Canadian subsidiaries as discontinued operations. Prior year statements of operations have been restated to conform to the current year presentation. The sale was recorded as follows (amounts in thousands):

      Cash proceeds received, net of $4,350
        Canadian taxes withheld...........................  $ 80,135
      Receivable recorded(A)..............................    28,523
                                                            --------
          Net proceeds received...........................   108,658
                                                            --------
      Net assets sold.....................................    55,168
      Translation loss reclassified from
        comprehensive income..............................     4,939
      Deferred income taxes...............................    15,224
                                                            --------
                                                              75,331
                                                            --------
      Gain on sale of Canadian subsidiaries...............  $ 33,327
                                                            ========
---------
(A) Receivable does not include subsequent translation gain and escrow interest, which are recorded in other income (expense).

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

     Net sales and income of the discontinued operations are as follows (amounts in thousands):

                                                      Nine months
                                                         ended
                                                     September 30,
                                                   ----------------
                                                     2003     2002
                                                   -------  -------
      Net sales...............................     $ 5,937  $16,275
                                                   =======  =======

      Pre-tax income from discontinued
        operations............................     $ 3,643  $ 4,988
      Income tax expense......................       1,530    2,028
                                                   -------  -------
      Income from discontinued operations,
        net of tax............................     $ 2,113  $ 2,960
                                                   =======  =======

     Assets and liabilities of the discontinued operations were as follows (amounts in thousands):

                                                     March 5, 2003
                                                     -------------
      Cash..........................................  $   5,961
      Accounts receivable...........................     11,332
      Property, plant and equipment.................     66,205
      Other Assets..................................         64
      Accounts Payable..............................     (9,388)
      Accrued liabilities...........................     (1,759)
      Deferred tax liability........................    (17,247)
                                                      ---------
                                                      $  55,168
                                                      =========

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

NOTE 4 - EARNINGS PER SHARE:
----------------------------

     The following is a reconciliation of the numerators and denominators of the basic and diluted per share computations for the periods presented (in thousands, except per share amounts).

                                                     Per Share Amounts
                                        ---------------------------------------
                                                                Cumula-
                                                     Income      tive
                                          Income     (Loss)      Effect
                                          (Loss)      from        of
                                           from      Discon-    Account-
                                        Continuing   tinued      ing        Net
                        Income  Shares  Operations  Operations  Change    Income
                        ------- ------  ----------  ----------  --------  ------
Three months ended
  September 30, 2003
    Basic EPS:
        Net income..... $ 1,350  12,684   $ 0.13     $(0.02)     $   --   $ 0.11
    Effect of dilutive
      securities:
        Options........      --     163       --         --          --       --
                        -------  ------   ------     ------      ------   ------
    Diluted EPS:
        Net income..... $ 1,350  12,847   $ 0.13     $(0.02)      $  --   $ 0.11
                        =======  ======   ======     ======      ======   ======
Three months ended
  September 30, 2002
    Basic EPS:
        Net income..... $ 2,173  12,570   $ 0.07     $ 0.10      $   --   $ 0.17
    Effect of dilutive
      securities:
        Options........      --      83       --         --          --       --
                        -------  ------   ------     ------      ------   ------
    Diluted EPS:
        Net income..... $ 2,173  12,653   $ 0.07     $ 0.10      $   --   $ 0.17
                        =======  ======   ======     ======      ======   ======

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)


                                                     Per Share Amounts
                                        ---------------------------------------
                                                                Cumula-
                                                     Income      tive
                                          Income     (Loss)      Effect
                                          (Loss)      from        of
                                           from      Discon-    Account-
                                        Continuing   tinued      ing       Net
                        Income  Shares  Operations  Operations  Change   Income
                        ------- ------  ----------  ----------  -------- ------
Nine months ended
  September 30, 2003
    Basic EPS:
        Net income..... $42,089  12,661   $ 0.75      $ 2.80     $(0.23) $ 3.32
  Effect of dilutive
      securities:
        Options........      --     135       --       (0.03)        --   (0.03)
                        -------  ------   ------      ------     ------  ------
    Diluted EPS:
        Net income..... $42,089  12,796   $ 0.75      $ 2.77     $(0.23) $ 3.29
                        =======  ======   ======      ======     ======  ======
Nine months ended
  September 30, 2002
    Basic EPS:
        Net income..... $ 5,599  12,563   $ 0.21      $ 0.24     $   --  $ 0.45
    Effect of dilutive
      securities:
        Options........      --     107       --       (0.01)        --   (0.01)
                        -------  ------   ------      ------     ------  ------
    Diluted EPS:
        Net income..... $ 5,599  12,670   $ 0.21      $ 0.23     $   --  $ 0.44
                        =======  ======   ======      ======     ======  ======

     The net income per share amounts do not include the effect of potentially dilutive securities of nil and 306,000 for the three months ended September 30, 2003 and 2002, respectively, and nil and 306,000 for the nine months ended September 30, 2003 and 2002, respectively, as the impact of these outstanding options was antidilutive.

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

NOTE 5 - HEDGING ACTIVITIES:
----------------------------

     To reduce the impact of fluctuations in the market prices of oil and natural gas, the Company periodically utilizes hedging strategies such as collars or swaps to hedge the price of a portion of its future oil and natural gas production. Results of these hedging transactions are reflected in oil and natural gas sales in the month of hedged production.

     No oil or natural gas hedges were outstanding during 2003. Hedging transactions for the three and nine months ended September 30, 2002 increased oil and gas revenues by $417,000 and $723,000, respectively, (reclassified from comprehensive income). All oil and gas hedging transactions expired in the fourth quarter of 2002.

     The Company offsets any gain or loss on the swaps and collars contracts with the realized prices for its production. While the swaps and collars reduce the Company's exposure to declines in the market price of natural gas and oil, this also limits the Company's gains from increases in the market price.

     In June, 2003 the Company entered into a costless collar foreign currency exchange transaction with a nominal amount of Canadian $42 million and a settlement date of August 8, 2003. In July, the Company exchanged, at no cost, the collar for a new collar with the nominal Canadian amount extended to October 16, 2003. At September 30, 2003, the fair value of these collars was a liability of $413,000, which was included in accrued liabilities. The decrease in fair value during the three and nine months ended September 30, 2003 of $277,000 and $413,000, respectively, is included in other income (expense).

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT:
---------------------------------------

     Investments in property, plant and equipment were as follows at September 30, 2003 and December 31, 2002 (amounts in thousands):

                                                       2003       2002
                                                    ---------  ---------
      Oil and gas properties:
          Proved..................................  $ 241,227  $ 225,414
          Unproved................................         55        233
                                                    ---------  ---------
                                                      241,282    225,647
      Gas gathering facilities....................      1,698      1,698
                                                    ---------  ---------
                                                      242,980    227,345
      Less - accumulated depreciation,
        depletion, amortization and impairment....   (186,892)  (178,584)
                                                    ---------  ---------
                                                    $  56,088  $  48,761
                                                    =========  =========

     As more fully described in the Company's Form 10-K, PetroCorp utilizes the full cost method of accounting for costs related to its oil and natural gas properties. Under this method, capitalized costs are subject to a ceiling test, evaluated each quarter, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10 percent plus the lower of cost or market value of unproved properties. A decline in oil and gas prices from current levels, or other factors, without other mitigating circumstances, could cause a future write-down of capitalized costs and a non-cash charge against future earnings.

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

NOTE 7 - LONG-TERM DEBT:
------------------------

     In July 2000, the Company entered into a $75 million revolving credit agreement with the Toronto-Dominion Bank (TD Bank), the agent, and the Bank of Nova Scotia. The agreement was amended in August 2002 to extend its term, increase the borrowing base, and partially change the lenders. The amended term of the facility is through May 1, 2004 and the amended borrowing base was set at $70 million. In March 2003, and in conjunction with the sale of Canadian subsidiaries described in Note 3, the Company amended its revolving credit agreement to adjust the borrowing base to $25 million, allocated entirely to United States borrowing. The Canadian lenders were released from the agreement. All outstanding debt was paid off with proceeds from the sale. Effective April 28, 2003 the other lenders to the revolving credit agreement assigned their interests to the Bank of Oklahoma, N.A.

     Borrowings can be funded by either Eurodollar loans or Base Rate loans. The interest rate on the borrowings is equal to an interest rate spread plus either the Eurodollar rate or the Base Rate. The interest rate spread is determined from a sliding scale based on the Company's borrowing base percentage utilization in effect from time to time. The spread ranges from 1.25 to 2.25 on Eurodollar loans and .25 to 1.25 on Base Rate loans. At September 30, 2003, there were no loans outstanding under this facility and $22 million (net of outstanding letters of credit of $3 million) was available for borrowing.

     The revolving credit agreement prohibits the declaration and payment of dividends on the common stock of the Company. Also, the debt agreement requires the Company to maintain a minimum current ratio, a minimum tangible net worth, and a minimum interest coverage ratio. The Company obtained waivers of certain covenants relating to the sale of some of its Alabama properties and the sale of the Canadian operations.

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS:
------------------------------------------

     Statement of Financial Accounting Standards No. 141, Business Combinations (FAS 141), and Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (FAS 142), were issued by the Financial Accounting Standards Board (FASB) in June 2001 and became effective for the Company on July 1, 2001, and January 1, 2002, respectively. FAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Additionally, FAS 141 requires companies to disaggregate and report separately from goodwill certain intangible assets. FAS 142 establishes new guidelines for accounting and goodwill and other intangible assets. Under FAS 142, goodwill and certain other intangible assets are not amortized, but rather are reviewed annually for impairment. One interpretation being considered relative to these standards is that oil and gas mineral rights held under lease and other contractual arrangements representing the right to extract such reserves for both undeveloped and developed leaseholds should be classified separately from oil and gas properties, as intangible assets on the Company's balance sheets. In addition, the disclosures required by FAS 141 and 142 relative to intangibles would be included in the notes to financial statements. Historically, the Company has included these oil and gas mineral rights held under lease and other contractual arrangements representing the right to extract such reserves as part of the oil and gas properties, even after FAS 141 and 142 became effective.

     As applied to companies that have adopted full cost accounting for oil and gas activities, this interpretation of FAS 141 and 142, as described above, would only affect the Company's balance sheet classification of proved oil and gas leaseholds acquired after June 30, 2001 and our unproved oil and gas leaseholds. The Company's results of operations and cash flows would not be affected, since these oil and gas mineral rights held under lease and other contractual arrangements representing the right to extract such reserves would continue to be amortized in accordance with full cost accounting rules.

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

     At September 30, 2003, the Company had no undeveloped leasehold that would be classified on our balance sheet as "intangible undeveloped leasehold" and developed leaseholds of an estimated $1.4 million that would be classified as "intangible developed leasehold" if the Company applied the interpretation currently being considered. The Company will continue to classify oil and gas mineral rights held under lease and other contractual rights representing the right to extract such reserves as tangible oil and gas properties until further guidance is provided.

     In June 2001, the FASB issued FAS No. 143, Accounting for Asset Retirement Obligations. FAS 143 is effective for fiscal years beginning after June 15, 2002 (January 1, 2003 for the Company) and establishes an accounting standard requiring the recording of the fair value of liabilities associated with the retirement of long-lived assets (mainly plugging and abandonment costs for depleted wells) in the period in which the liability is incurred (at the time the wells are drilled). The effect of the adoption of this standard on the Company's results of operations and financial condition was an unaudited increase in liabilities of approximately $5 million; an unaudited net increase in property, plant and equipment of approximately $259 thousand; and an unaudited after tax charge to income for the cumulative effect of adopting the new standard of approximately $3 million and a deferred tax asset of approximately $1.7 million. The new standard had no material impact on income before the cumulative effect of adoption in the nine months ended September 30, 2003, nor would it have had a material impact in the 2002 periods assuming an adoption of this accounting standard on a proforma basis on January 1, 2002. Accretion expense for the nine months ended September 30, 2003 was $221,000 and other changes to the dismantlement obligation were minimal for the same period. If FAS No. 143 had been applied etroactively, the effect would be an unaudited increase to liabilities of $2.4 million, $2.5 million and $5.4 million at December 31, 1999, 2000 and 2001. The impact on results of operations for those periods would be insignificant.

     On January 17, 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities, An Interpretation of Accounting Research Bulletin No. 51. The primary objectives of FIN 46 are to provide guidance on how to identify entities for which control is achieved through means other than through voting rights (variable interest entities "VIE") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity in which either (1) the equity investors do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. The adoption of this standard had no impact on the financial position or results of operations of the Company.

     In April 2003, the FASB issued FAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for contracts entered into or modified after June 30, 2003. The Company does not expect that adoption of this statement will have a significant effect on financial condition or results of operations.

     In May 2003, the FASB issued FAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards to classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires the classification of financial instruments within its scope as a liability (or asset in some circumstances). Based on financial instruments currently held by the Company, it does not expect that adoption of this statement will have a significant effect on financial condition and results of operations.

                            PETROCORP INCORPORATED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                                  (Unaudited)

NOTE 9 - COMMON STOCK REPURCHASES:
----------------------------------

     On September 14, 2001, the Board of Directors authorized the purchase of up to 1,000,000 shares of the Company's common stock. On March 5, 2003, the Board of Directors increased the number of shares authorized for purchase up to 25% of the outstanding shares of the Company. Through September 30, 2003, 354,087 shares have been purchased at a cost of $3,242,000.

NOTE 10 - SALE OF COMPANY:
--------------------------

     On August 14, 2003, the Company announced that it had entered into a definitive agreement to be acquired by Unit Corporation. The agreement is subject to approval by the Company's shareholders and other customary closing conditions and is expected to close in the fourth quarter of 2003 or early in 2004. If the merger is completed, the Company's shareholders will be entitled to receive, for each share owned, a minimum of $13.37 in cash at the closing, plus up to $0.50 per share in the form of cash distributions from an escrow account set up to settle or satisfy certain of the Company's contingent tax and litigation liabilities.

                        UNIT CORPORATION AND SUBSIDIARIES

     (B) Pro Forma Financial Information

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            As of September 30, 2003

                                                       Pro Forma
                                 Unit      PetroCorp   Adjustments
                             Corporation  Incorporated  (Note 3)      Pro Forma
                              ----------  -----------  ----------    -----------
                                               (In thousands)
Assets:
-------
Current Assets:
    Cash and cash equivalents $   1,765    $  90,283   $ (91,381)(c) $      667
    Cash in escrow...........        --           --       5,519 (c)      5,519
    Accounts receivable, net.    52,734        8,651          --         61,385
    Receivable from sale of
      Canadian subsidiaries..        --        1,023      (1,023)(a)         --
    Materials and supplies...     8,510          248          --          8,758
    Income tax receivable....       107          152        (152)(a)        107
    Current portion of
      deferred taxes.........     2,042          740        (740)(a)      2,042
    Other....................     2,798          698         516 (c)      4,012
                              ----------   ----------  ----------    -----------
        Total current assets     67,956      101,795     (87,261)        82,490
                              ----------   ----------  ----------    -----------
Property and Equipment:
    Drilling equipment.......   383,732           --          --        383,732
    Oil and natural gas
      properties, on the
      full cost method:
        Proved properties....   503,510      241,227    (241,227)(b)
                                                         114,508 (b)    618,018
        Undeveloped leasehold
          not being amortized    19,845           55         (55)(b)
                                                           6,557 (b)     26,402
     Transportation equipment.    7,532           --          --          7,532
     Other....................   12,653        1,698      (1,698)(b)
                                                             401 (b)     13,054
                              ----------   ----------  ----------    -----------
                                927,272      242,980    (121,514)     1,048,738
     Less accumulated
       depreciation,
       depletion,
       amortization and
       impairment.............  370,709      186,892    (186,892)(b)    370,709
                              ----------   ----------  ----------    -----------
         Net property and
           equipment.........   556,563       56,088      65,378        678,029
                              ----------   ----------  ----------    -----------
Goodwill.....................    12,794           --          --         12,794
Deferred income taxes........        --        4,650      (4,650)(b)
                                                           5,149 (b)      5,149
Other Assets.................     6,955        2,788      (2,788)(b)
                                                           1,499 (b)      8,454
                              ----------   ----------  ----------    -----------
Total Assets................. $ 644,268    $ 165,321   $ (22,673)    $  786,916
                              ==========   ==========  ==========    ===========

               The accompanying notes are an integral part of the
             pro forma consolidated condensed financial statements.

                        UNIT CORPORATION AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET - CONTINUED
                            As of September 30, 2003

                                                       Pro Forma
                                 Unit       PetroCorp  Adjustments
                             Corporation  Incorporated  (Note 3)      Pro Forma
                              ----------   ----------  ----------    -----------
                                               (In thousands)
LIABILITIES AND SHAREHOLDERS'
  EQUITY
-----------------------------
Current Liabilities:
    Current portion of
      long-term
      liabilities and debt... $     741    $      --   $      --     $      741
    Accounts payable.........    25,346        5,300          --         30,646
    Accrued liabilities......    14,795        3,826        (831)(a)
                                                           5,519 (d)     23,309
                              ----------   ----------  ----------    -----------
        Total current
          liabilities........    40,882        9,126       4,688         54,696
                              ----------   ----------  ----------    -----------
Long-Term Debt...............    15,000           --      89,162 (d)    104,162
                              ----------   ----------  ----------    -----------
Other Long-Term Liabilities..    17,609        5,557          --         23,166
                              ----------   ----------  ----------    -----------
Deferred Income Taxes........   109,436           --      34,115 (b)    143,551
                              ----------   ----------  ----------    -----------
Shareholders' Equity:
    Preferred stock, $1.00
      par value, 5,000,000
      shares authorized,
      none issued......              --           --          --             --
    Common stock $.20 par
      value, 75,000,000
      shares authorized,
      43,569,227 shares
      issued and
      outstanding............     8,714          130        (130)(b)      8,714
    Capital in excess of
      par value.                265,666      112,643    (112,643)(b)    265,666
    Retained earnings........   186,961       41,107     (41,107)(b)    186,961
    Treasury stock, at cost
      (354,087 shares).......        --       (3,242)      3,242 (b)         --
                              ----------   ----------  ----------    -----------
        Total shareholders'
          equity.............   461,341      150,638    (150,638)       461,341
                              ----------   ----------  ----------    -----------

Total Liabilities and
  Shareholders' Equity....... $ 644,268    $ 165,321   $ (22,673)    $  786,916
                              ==========   ==========  ==========    ===========












               The accompanying notes are an integral part of the
             pro forma consolidated condensed financial statements.

                        UNIT CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      For the Year Ended December 31, 2002

                                                       Pro Forma
                                            PetroCorp    Adjust-
                                   Unit    Incorporated  ments
                               Corporation   (Note 2)   (Note 3)      Pro Forma
                                ---------- ----------  ----------     ----------
                                     (In thousands except per share amounts)
Revenues:
    Contract drilling.........  $ 118,173  $      --   $      --      $ 118,173
    Oil and natural gas.......     67,959     27,363       1,100 (f)     96,422
    Other.....................      1,504        947         (70)(g)      2,381
                                ---------- ----------  ----------     ----------
            Total revenues....    187,636     28,310       1,030        216,976
                                ---------- ----------  ----------     ----------

Expenses:
    Contract drilling:
        Operating costs.......     91,338         --          --         91,338
        Depreciation..........     14,684         --          --         14,684
    Oil and natural gas:
        Operating costs.......     20,795     10,451         138 (f)     31,384
        Depreciation,
          depletion,
          amortization
          and impairment......     23,338      8,002       5,434 (e)     36,774
    General and
      administrative..........      8,712      1,936        (896)(f)      9,752
    Interest..................        973      1,566       1,228 (g)      3,767
                                ---------- ----------  ----------     ----------
            Total expenses....    159,840     21,955       5,904        187,699
                                ---------- ----------  ----------     ----------
Income From Continuing
  Operations Before
  Income Taxes................     27,796      6,355      (4,874)        29,277
                                ---------- ----------  ----------     ----------
Income Tax Expense............      9,552      2,120      (1,852)(h)      9,820
                                ---------- ----------  ----------     ----------
Income From Continuing
  Operations..................  $  18,244  $   4,235   $  (3,022)     $  19,457
                                ========== ==========  ==========     ==========

Earnings From Continuing
  Operations Per Share
  (Note 4):
      Basic...................  $    0.47                             $    0.50
                                ==========                            ==========

      Diluted.................  $    0.47                             $    0.50
                                ==========                            ==========













             The accompanying notes are an integral part of the pro
               forma consolidated condensed financial statements.

                        UNIT CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 2003


                                                         Pro Forma
                                            PetroCorp     Adjust-
                                   Unit    Incorporated    ments
                               Corporation   (Note 2)     (Note 3)     Pro Forma
                                ---------- ----------  ----------     ----------
                                     (In thousands except per share amounts)
Revenues:
    Contract drilling.........  $ 129,839  $      --   $      --      $ 129,839
    Oil and natural gas.......     87,521     27,528       1,137 (f)    116,186
    Other.....................      2,267      3,180        (468)(g)      4,979
                                ---------- ----------  ----------     ----------
            Total revenues....    219,627     30,708         669        251,004
                                ---------- ----------  ----------     ----------

Expenses:
    Contract drilling:
        Operating costs.......     97,105         --          --         97,105
        Depreciation..........     17,111         --          --         17,111
    Oil and natural gas:
        Operating costs.......     18,768      7,992         104 (f)     26,864
        Depreciation,
          depletion
          and amortization....     19,464      5,180       3,742 (e)     28,386
        General and
          administrative......      6,766      1,999        (943)(f)      7,822
        Interest..............        540        490       1,292 (g)      2,322
                                ---------- ----------  ----------     ----------
            Total expenses....    159,754     15,661       4,195        179,610
                                ---------- ----------  ----------     ----------
Income From Continuing
  Operations Before
  Income Taxes................     59,873     15,047      (3,526)        71,394
                                ---------- ----------  ----------     ----------
Income Tax Expense............     22,760      5,429      (1,340)(h)     26,849
                                ---------- ----------  ----------     ----------
Income From Continuing
  Operations..................     37,113      9,618      (2,186)        44,545
                                ========== ==========  ==========     ==========

Earnings From Continuing
  Operations Per Share
  (Note 4):
      Basic...................  $    0.85                             $    1.02
                                ==========                            ==========
      Diluted.................  $    0.85                             $    1.02
                                ==========                            ==========














             The accompanying notes are an integral part of the pro
               forma consolidated condensed financial statements.

                        UNIT CORPORATION AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - THE ACQUISITION
------------------------

     On January 30, 2004, Unit Corporation completed the acquisition of PetroCorp Incorporated. The cost of this acquisition was $182.1 million in cash ($91.8 million net of cash acquired) with approximately $5.5 million held in escrow to cover certain liabilities that PetroCorp might incur after the closing of this acquisition. The consideration paid was determined through arms-length negotiations between the parties.

     The preliminary allocation of the total consideration paid for the acquisition is as follows (in thousands):


    Working Capital.......................................  $  93,668
    Undeveloped Oil and Natural Gas Properties............      6,557
    Producing Oil and Natural Gas Properties..............    114,518
    Property and Equipment - Other........................        401
    Other Assets..........................................      1,499
    Other Long-Term Liabilities...........................     (5,557)
    Deferred Income Taxes (net)...........................    (28,966)
                                                            ----------
        Total consideration...............................  $ 182,120
                                                            ==========




NOTE 2 - BASIS OF PRESENTATION
------------------------------

     The accompanying unaudited Pro Forma Consolidated Condensed Financial Statements are presented to reflect the consummation of the PetroCorp Incorporated acquisition. Certain amounts from the PetroCorp Incorporated financial statements have been reclassified to conform to the presentation of Unit Corporation financial statements. The unaudited Pro Forma Consolidated Condensed Balance Sheet is presented as if the acquisition, accounted for under the purchase method, occurred as of September 30, 2003. The unaudited Pro Forma Consolidated Condensed Statements of Income are presented as if the acquisition occurred on January 1, 2002 and may not be indicative of the results that would have occurred if the acquisition had been effective on the dates indicated or of the results that may be obtained in the future. The accompanying pro forma financial statements should be read in conjunction with the historical financial statements and notes to financial statements of both Unit Corporation and PetroCorp Incorporated.

                        UNIT CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS - CONTINUED

NOTE 3 - PRO FORMA ADJUSTMENTS
------------------------------

     The accompanying unaudited Pro Forma Consolidated Condensed Financial Statements include the following adjustments:

     (a) To reclassify certain assets and liabilities of PetroCorp Incorporated at September 30, 2003, which are to be settled in accordance with the escrow agreement.

     (b) To record the fair value of assets acquired and eliminate the shareholders' equity of PetroCorp Incorporated. Undeveloped Leasehold and Proved Properties were adjusted to their estimated fair value of $121.1 million and additional adjustments were made for Property, Plant and Equipment - Other and Other Non-Current Assets of $0.4 million and $1.5 million, respectively. Unit's deferred tax asset was increased by $5.1 million and deferred tax liability by $34.1 million to reflect the benefit and liability for taxes to be incurred in future periods by Unit from its assumption of the tax basis in the PetroCorp Incorporated's assets acquired and liabilities assumed.

     (c) Cash of $5.5 million was transferred to an escrow account to reserve for certain future potential liabilities that may be incurred by PetroCorp Incorporated after the closing of the acquisition. Cash was also adjusted for the receipt of payments on stock options exercised of $3.9 million, the payment of final compensation and bonuses to PetroCorp employees of $1.8 million, facility fees on Unit's new loan agreement of $0.5 million, distribution to the PetroCorp Incorporated shareholders of $176.6 million and proceeds of Unit's new loan agreement of $89.2 million.

     (d) To record long-term debt incurred in connection with the distribution of the purchase price to the PetroCorp Incorporated shareholders and to record a liability for possible future distributios to PetroCorp Incorporated shareholders regarding matters for which funds are held in escrow.

     (e) Increase in depreciation, depletion and amortization expense for the increase in fair value of the producing properties acquired and other property and equipment. Depreciation, depletion and amortization on producing properties was calculated using a composite units-of-production method based on the combined proved oil and natural gas reserves. Other property and equipment was depreciated using the straight-line method over the estimated remaining useful lives of the assets of 10 years.

     (f) To eliminate general and administrative expense for amounts PetroCorp Incorporated paid for services provided by Kaiser-Francis for management and administrative functions in accordance with a contractual agreement, including accounting and data processing which will be terminated. In addition, Unit has hired several employees to provide accounting and engineering functions relating to the PetroCorp Incorporated properties which costs have been added to expense. Administrative overhead revenue from outside parties previously netted against PetroCorp Incorporated general and administrative expense was also reclassified to oil and natural gas revenues in order to be consistent with Unit's presentation.

     (g) Interest expense was adjusted to reflect interest on the $89.2 million in additional long-term debt incurred for the acquisition and investment income was reduced due to the elimination of cash previously held by PetroCorp Incorporated. With the additional debt incurred a 1/8% change in interest rates would cause a $10,850 per month ($130,200 annualized) change in pre-tax income.

     (h) To adjust income tax expense for the tax effect associated with the change in net income due to the pro forma adjustments based on the statutory (federal and state) tax rate.

                        UNIT CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS - CONTINUED

NOTE 4 - NET INCOME PER COMMON SHARE
------------------------------------

     The  following data shows the amounts used in computing earnings per share.


                                                        Weighted
                                           Income        Shares      Per-Share
                                         (Numerator)  (Denominator)    Amount
                                         -----------  -------------  ----------
                                                  (In thousands except
                                                    per share amounts)
For the Year Ended December 31, 2002:
    Earnings from continuing
      operations per common share:
        Basic earnings per common share  $   19,457         38,844   $    0.50
                                                                     ==========
        Effect of dilutive stock options         --            268
                                         -----------  -------------
        Diluted earnings per common
          share                          $   19,457         39,112   $    0.50
                                         ===========  =============  ==========

     Options to purchase 198,500 shares of common stock at an average price of $19.01 were excluded from the computation of diluted pro forma earnings per share because the option exercise prices were greater than the average market price on common shares for the year ended December 31, 2002.


                                                        Weighted
                                           Income        Shares      Per-Share
                                         (Numerator)  (Denominator)    Amount
                                         -----------  -------------  ----------
                                                  (In thousands except
                                                    per share amounts)
For the Nine Months Ended September 30,
  2003:
    Earnings from continuing
      operations per common share:
        Basic earnings per common share  $   44,545         43,503   $    1.02
                                                                     ==========
        Effect of dilutive stock options         --            174
                                         -----------  -------------
        Diluted earnings per commons
          share                          $   44,545         43,677   $    1.02
                                         ===========  =============  ==========

        Options to purchase 26,000 shares of common stock at an average price of $20.37 were excluded from the computation of diluted pro forma earnings per share because the option exercise prices were greater than the average market price on common shares for the nine months ended September 30, 2003.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNIT CORPORATION


Dated: March 3, 2004            By:  /s/  DAVID T. MERRILL
                                ----------------------------
                                David T. Merrill
                                Chief Financial Officer and
                                Treasurer